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                                                                  EXECUTION COPY




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                            SECURITIES PURCHASE AGREEMENT

                                    BY AND BETWEEN

                     LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P.,

                                    AS PURCHASER,

                                         AND

                          CONSUMER PORTFOLIO SERVICES, INC.,

                                      AS ISSUER







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                            DATED AS OF NOVEMBER 17, 1998

                                  TABLE OF CONTENTS

                                                                            PAGE
1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.   PURCHASE AND SALE OF THE SECURITIES . . . . . . . . . . . . . . . . . . .20
     2.1       Authorization . . . . . . . . . . . . . . . . . . . . . . . . .20
     2.2       Purchase of the Securities. . . . . . . . . . . . . . . . . . .20
     2.3       Closing of Sale of the Securities . . . . . . . . . . . . . . .21
     2.4       Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . .21

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . .21
     3.1       Organization and Good Standing. . . . . . . . . . . . . . . . .21
     3.2       Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . .22
     3.3       Qualification . . . . . . . . . . . . . . . . . . . . . . . . .22
     3.4       Authorization . . . . . . . . . . . . . . . . . . . . . . . . .22
     3.5       Due Execution and Delivery; Binding Obligations . . . . . . . .22
     3.6       No Violation; Senior Subordinated Indebtedness; Senior
               Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . .22
     3.7       Governmental and Other Third Party Consents . . . . . . . . . .23
     3.8       Capitalization. . . . . . . . . . . . . . . . . . . . . . . . .24
     3.9       Validity and Issuance of Primary Warrant Shares . . . . . . . .25
     3.10      Transactions with Affiliates. . . . . . . . . . . . . . . . . .25
     3.11      Financial Statements. . . . . . . . . . . . . . . . . . . . . .25
     3.12      Existing Indebtedness; Liens; Investments; Guaranties;
                Material Liabilities . . . . . . . . . . . . . . . . . . . . .26
     3.13      Certain Changes . . . . . . . . . . . . . . . . . . . . . . . .27
     3.14      Material Contracts; Automobile Contracts. . . . . . . . . . . .28
     3.15      Trade Accounts Payable. . . . . . . . . . . . . . . . . . . . .29
     3.16      Labor Agreements and Actions. . . . . . . . . . . . . . . . . .29
     3.17      Employee Benefit Plans; ERISA . . . . . . . . . . . . . . . . .30
     3.18      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
     3.19      Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . .31
     3.20      Governmental Regulation; Margin Stock . . . . . . . . . . . . .31
     3.21      Compliance with Laws; Licenses and Permits. . . . . . . . . . .31
     3.22      Title to Properties and Assets. . . . . . . . . . . . . . . . .31
     3.23      Intellectual Property . . . . . . . . . . . . . . . . . . . . .31
     3.24      Brokers; Certain Expenses . . . . . . . . . . . . . . . . . . .32
     3.25      Real Property Leases. . . . . . . . . . . . . . . . . . . . . .33
     3.26      Powers of Attorney. . . . . . . . . . . . . . . . . . . . . . .33
     3.27      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     3.28      Books and Records . . . . . . . . . . . . . . . . . . . . . . .34
     3.29      Dealers . . . . . . . . . . . . . . . . . . . . . . . . . . . .34


                                          i
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                                  TABLE OF CONTENTS
                                     (CONTINUED)
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                                                                            ----
     3.30      Personal Property Leases. . . . . . . . . . . . . . . . . . . .34
     3.31      Employment and Agency Agreements. . . . . . . . . . . . . . . .34
     3.32      Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . .35
     3.33      Environmental Matters . . . . . . . . . . . . . . . . . . . . .35
     3.34      Public Holding Company; Investment Company. . . . . . . . . . .35
     3.35      Depository and Other Accounts . . . . . . . . . . . . . . . . .35
     3.36      Tax Status of Securitization Transactions . . . . . . . . . . .36
     3.37      Burdensome Obligations; Future Expenditures . . . . . . . . . .36
     3.38      FSA Indebtedness and Liabilities. . . . . . . . . . . . . . . .36
     3.39      Charges to Net Interest Receivable. . . . . . . . . . . . . . .36
     3.40      SEC Documents; Undisclosed Liabilities. . . . . . . . . . . . .36
     3.41      Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . .37

4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER . . . . . . . . . . . . .37
     4.1       Organization and Good Standing. . . . . . . . . . . . . . . . .37
     4.2       Authorization . . . . . . . . . . . . . . . . . . . . . . . . .37
     4.3       Due Execution and Delivery; Binding Obligations . . . . . . . .37
     4.4       No Violation. . . . . . . . . . . . . . . . . . . . . . . . . .38
     4.5       Investment Intent . . . . . . . . . . . . . . . . . . . . . . .38
     4.6       Accredited Investor Status. . . . . . . . . . . . . . . . . . .38
     4.7       Governmental Consents . . . . . . . . . . . . . . . . . . . . .38

5.   CONDUCT PRIOR TO CLOSING. . . . . . . . . . . . . . . . . . . . . . . . .38
     5.1       Conduct of Business Prior to Closing. . . . . . . . . . . . . .38
     5.2       Access to Information and Documents . . . . . . . . . . . . . .40
     5.3       Covenant to Close . . . . . . . . . . . . . . . . . . . . . . .40

6.   CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. . . . . . . . . . . . . .40
     6.1       Representations and Warranties; No Default. . . . . . . . . . .40
     6.2       Purchase Permitted By Applicable Laws . . . . . . . . . . . . .40
     6.3       No Material Adverse Changes . . . . . . . . . . . . . . . . . .41
     6.4       No Judgment or Order. . . . . . . . . . . . . . . . . . . . . .41
     6.5       Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . .41
     6.6       Delivery of Documents . . . . . . . . . . . . . . . . . . . . .41
     6.7       Stanwich Transactions . . . . . . . . . . . . . . . . . . . . .41
     6.8       Closing and Other Fees. . . . . . . . . . . . . . . . . . . . .42
     6.9       Due Diligence . . . . . . . . . . . . . . . . . . . . . . . . .42
     6.10      Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . .42



                                          ii
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                                  TABLE OF CONTENTS
                                     (CONTINUED)

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
     6.11      Certain FSA and ESFR Waivers; ESFR Fees . . . . . . . . . . . .42
     6.12      Financial Projections . . . . . . . . . . . . . . . . . . . . .43
     6.13      CPS Operating Plan. . . . . . . . . . . . . . . . . . . . . . .43
     6.14      Board Representative. . . . . . . . . . . . . . . . . . . . . .43
     6.15      Third Party Consents. . . . . . . . . . . . . . . . . . . . . .43
     6.16      Documents in Satisfactory Form. . . . . . . . . . . . . . . . .43

7.   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. . . . . . . . . . . . . . .44
     7.1       Representations and Warranties. . . . . . . . . . . . . . . . .44
     7.2       Purchase Permitted By Applicable Laws . . . . . . . . . . . . .44
     7.3       No Material Judgment or Order . . . . . . . . . . . . . . . . .44
     7.4       Payment for Securities. . . . . . . . . . . . . . . . . . . . .44
     7.5       Stanwich Purchase Option. . . . . . . . . . . . . . . . . . . .44

8.   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .44
     8.1       Payments with Respect to the Note . . . . . . . . . . . . . . .45
     8.2       Information Covenants . . . . . . . . . . . . . . . . . . . . .45
     8.3       Financial Covenants . . . . . . . . . . . . . . . . . . . . . .47
     8.4       Performance of the Related Agreements . . . . . . . . . . . . .47
     8.5       CPS Operating Plan. . . . . . . . . . . . . . . . . . . . . . .47
     8.6       Agreement with FSA. . . . . . . . . . . . . . . . . . . . . . .48
     8.7       Repayment of NAB Loans. . . . . . . . . . . . . . . . . . . . .48
     8.8       Key-Man Life Insurance. . . . . . . . . . . . . . . . . . . . .48
     8.9       Legal Existence; Franchises; Compliance with Laws . . . . . . .48
     8.10      Books, Records and Inspections. . . . . . . . . . . . . . . . .49
     8.11      Maintenance of Property; Insurance. . . . . . . . . . . . . . .49
     8.12      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
     8.13      ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
     8.14      Performance of Servicing Duties; Clean-Up Calls . . . . . . . .50
     8.15      Maintenance of LLCP Blocked Account . . . . . . . . . . . . . .50
     8.16      Communication with Accountants. . . . . . . . . . . . . . . . .50
     8.17      Compliance with Leaseholds. . . . . . . . . . . . . . . . . . .50
     8.18      Compliance with Material Contracts. . . . . . . . . . . . . . .50
     8.19      Further Assurances. . . . . . . . . . . . . . . . . . . . . . .51
     8.20      Future Information. . . . . . . . . . . . . . . . . . . . . . .51
     8.21      New Senior Credit Facility. . . . . . . . . . . . . . . . . . .51
     8.22      Year 2000 Compatibility . . . . . . . . . . . . . . . . . . . .53
     8.23      Nasdaq Listing. . . . . . . . . . . . . . . . . . . . . . . . .53


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                                  TABLE OF CONTENTS
                                     (CONTINUED)

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
     8.24      Stanwich Commitment . . . . . . . . . . . . . . . . . . . . . .53

9.   NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .54
     9.1       Limitations on Indebtedness . . . . . . . . . . . . . . . . . .54
     9.2       Limitations on Liens. . . . . . . . . . . . . . . . . . . . . .54
     9.3       Limitations on Investments. . . . . . . . . . . . . . . . . . .55
     9.4       Limitation on Restricted Payments . . . . . . . . . . . . . . .55
     9.5       Subsidiaries; Changes in Business . . . . . . . . . . . . . . .56
     9.6       Observance of Stanwich Subordination Provisions . . . . . . . .56
     9.7       Environmental Liabilities . . . . . . . . . . . . . . . . . . .56
     9.8       Amendments to Securitization Transaction Documents. . . . . . .56
     9.9       Transactions With Affiliates. . . . . . . . . . . . . . . . . .56
     9.10      Restriction On Fundamental Changes. . . . . . . . . . . . . . .57
     9.11      Agreements Affecting Capital Stock and Indebtedness;
               Amendments to Material Contracts. . . . . . . . . . . . . . . .57
     9.12      Indebtedness to FSA . . . . . . . . . . . . . . . . . . . . . .58
     9.13      Payment Restrictions Affecting Certain Subsidiaries . . . . . .58
     9.14      No Insurance Agreement Event of Default . . . . . . . . . . . .58

10.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
     10.1      Transfer Taxes. . . . . . . . . . . . . . . . . . . . . . . . .59
     10.2      Losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
     10.3      Indemnification Procedures. . . . . . . . . . . . . . . . . . .59
     10.4      Contribution. . . . . . . . . . . . . . . . . . . . . . . . . .60

11.  DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . .60
     11.1      Events of Default . . . . . . . . . . . . . . . . . . . . . . .60
     11.2      Acceleration. . . . . . . . . . . . . . . . . . . . . . . . . .63
     11.3      Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . .63
     11.4      Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . .63

12.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
     12.1      Notations . . . . . . . . . . . . . . . . . . . . . . . . . . .63
     12.2      Consent to Amendments . . . . . . . . . . . . . . . . . . . . .64
     12.3      Registration of Notes; Assignments. . . . . . . . . . . . . . .64
     12.4      Persons Deemed Owners; Participations . . . . . . . . . . . . .64
     12.5      Survival of Representations and Warranties. . . . . . . . . . .65
     12.6      Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . .65


                                          iv
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                                  TABLE OF CONTENTS
                                     (CONTINUED)

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
     12.7      Severability. . . . . . . . . . . . . . . . . . . . . . . . . .65
     12.8      Successors and Assigns. . . . . . . . . . . . . . . . . . . . .65
     12.9      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
     12.10     Accounting Terms. . . . . . . . . . . . . . . . . . . . . . . .66
     12.11     Descriptive Headings; Construction and Interpretation . . . . .66
     12.12     Exhibits and Disclosure Schedules . . . . . . . . . . . . . . .67
     12.13     Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .67
     12.14     Assignments of Note . . . . . . . . . . . . . . . . . . . . . .67
     12.15     Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . .67
     12.16     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .67
     12.17     Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . .67
     12.18     WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . .68

                                       EXHIBITS

     Exhibit A --  Form of Senior Subordinated Primary Note
     Exhibit B --  Form of Primary Warrant
     Exhibit C --  Form of Registration Rights Agreement
     Exhibit D --  Form of Stanwich Purchase Option
     Exhibit E --  Form of Compliance Certificate
     Exhibit F --  Form of Investor Rights Agreement
     Exhibit G --  Form of Debt Restructure Agreement
     Exhibit H --  Form of Subordination Agreement


                                     SCHEDULES

     Schedule 2.2   --        Allocation of Purchase Price
     Schedule 2.4   --        Use of Proceeds
     Schedule 3.2   --        Subsidiaries
     Schedule 3.7   --        Consents
     Schedule 3.8   --        Authorized Capital Stock
     Schedule 3.10  --        Transactions with Affiliates
     Schedule 3.11  --        Financial Statements
     Schedule 3.12  --        Existing Indebtedness; Liens; Investments;
                              Guaranties
     Schedule 3.13  --        Certain Changes
     Schedule 3.14(a)  --     Material Contracts
     Schedule 3.14(b)  --     Automobile Contracts
     Schedule 3.15  --        Accounts Payable
     Schedule 3.17  --        Employee Welfare Benefit Plans
     Schedule 3.18  --        Taxes
     Schedule 3.19  --        Litigation
     Schedule 3.21  --        Licenses and Permits
     Schedule 3.23  --        Intellectual Property
     Schedule 3.25  --        Real Property Leases
     Schedule 3.27  --        Insurance
     Schedule 3.29  --        Dealers
     Schedule 3.30  --        Personal Property Leases
     Schedule 3.31  --        Employment and Agency Agreements
     Schedule 3.35  --        Depository and Other Accounts

                                       ADDENDUM

     Addendum Regarding Stanwich


                                        ANNEX

     Annex A -- Financial Covenants and Related Definitions

                            SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement is entered into as of November 17, 1998 (this "Agreement"), by and between Levine Leichtman Capital Partners II, L.P., a California limited partnership, as purchaser (the "Purchaser"), and Consumer Portfolio Services, Inc., a California corporation (the "Company"), as issuer.

                                       RECITALS

     A. The Company previously issued and sold to the Purchaser, pursuant to a Bridge Loan Agreement, dated as of November 2, 1998, between the Purchaser and the Company, a Senior Bridge Note, dated November 2, 1998, in the principal amount of $2,500,000 (the "Bridge Note"), and a Bridge Warrant to Purchase 345,000 shares of Common Stock, all on the terms and subject to the conditions set forth therein and in the other Bridge Loan Documents. On November 10, 1998, the Company repaid in full the outstanding principal balance of, and all accrued interest on, the Bridge Note.

     B. The Company desires further to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, on the terms and subject to the conditions set forth herein, a Senior Subordinated Primary Note in the aggregate principal amount of $25,000,000.

     C. As an inducement to the Purchaser to purchase the Note being sold by the Company hereunder, the Company desires to issue to the Purchaser a warrant to purchase 3,105,000 shares of its Common Stock, all as contemplated therein.

     D. As a further inducement to the Purchaser to purchase the Note, the Company and certain of its Affiliates are willing to enter into the Related Agreements, including, without limitation, an Investor Rights Agreement with the Purchaser, or an Affiliate of the Purchaser, under which the Purchaser or its Affiliate will be entitled to certain management and other rights in connection with the Purchaser's investment in the Note and such warrant.

                                      AGREEMENT

     In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. For the purpose of this Agreement, the following capitalized terms shall have the meanings set forth below (PROVIDED, HOWEVER, that the definitions used in the ESFR Agreement, when applied to the following terms as set forth below, shall apply to such terms notwithstanding that the ESFR Agreement is terminated at any time after the date hereof):

          "AFFILIATE" shall mean, when used with reference to any specified Person, (i) any other Person that, directly or indirectly, owns or controls, whether beneficially or of record, or as a trustee, guardian or other fiduciary (other than a commercial bank or trust company), five percent (5%) or more of the Capital Stock of such specified Person having ordinary voting power in the election of directors of such specified Person, (ii) any other Person that, directly or indirectly, controls, is controlled by, is under direct or indirect common control with or is included in the Immediate Family of, such specified Person or any Affiliate of such specified Person, (iii) any executive officer, director, joint venturer, partner or member of such specified Person or any Person included in the Immediate Family of any of the foregoing, (iv) any Dealer, if such Dealer or any Affiliate of such Dealer is included in the Immediate Family of Charles E. Bradley, Sr., Charles E. Bradley, Jr. or any other officer or director of the Company, or (v) any Automobile Contract Debtor, independent contractor, vendor, client or customer of the Company if such Automobile Contract Debtor, independent contractor, vendor, client or customer or any Affiliate thereof is included in the Immediate Family of Charles E. Bradley, Sr., Charles E. Bradley, Jr. or any other officer or director of the Company. For the purposes of this definition, "CONTROL," when used with respect to any specified Person, shall mean the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative of the foregoing. Notwithstanding the foregoing, for the purposes of this Agreement and the Related Agreements, neither the Purchaser nor any of its Affiliates, officers, directors, partners or employees shall be deemed to be Affiliates of the Company.

          "AGREEMENT" shall mean this Agreement, including the Exhibits, Schedules, ANNEX A and the Addendum, in each case as amended, supplemented or otherwise modified from time to time.

          "APPLICABLE LAWS" shall mean (i) all constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority applicable to the Company, its Subsidiaries or its or their respective businesses or properties, including, without limitation, usury laws, the federal Truth-In-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Regulations B, M and Z of the Federal Reserve Board and any other consumer credit, equal opportunity, disclosure or repossession laws or regulations, laws relating to the discharge of pollutants into the environment and the storage and handling of Hazardous Materials and laws relating to franchise, building, zoning, health, sanitation, safety or labor relations, and (ii) any orders, decisions, rulings, judgments or decrees of any Governmental Authority applicable to the Company, the Subsidiaries or its or their respective businesses or properties.

          "ARC" shall mean Alton Receivables Corp., a California corporation.

          "ASSET SALE" shall mean any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any of its Subsidiaries of (i) any shares of Capital Stock of the Company's Subsidiaries, or (ii) any other assets or properties of the Company or such Subsidiaries outside of the ordinary course of business.

          "ASSIGNMENT" shall have the meaning set forth in SECTION 12.14.

          "AUTOMOBILE CONTRACT" shall mean all right, title, and interest of the Company or any of its Subsidiaries in and to each presently existing and hereafter arising loan account, consumer loan, account, lease, installment sale contract, contract right, Instrument, note, document, chattel paper or general intangible, and all rights of the Company or any of its Subsidiaries to receive payment thereunder, together with all other rights of the Company or any of its Subsidiaries obtained in connection therewith, and any collateral therefor, including all rights under any and all related Automobile Security Documents.

          "AUTOMOBILE CONTRACT DEBTOR" shall have the meaning set forth in ANNEX A.

          "AUTOMOBILE PRINCIPAL BALANCE" shall have the meaning set forth in ANNEX A.

          "AUTOMOBILE SECURITY DOCUMENTS" shall mean all security agreements, chattel mortgages, deeds of trust, mortgages or other security instruments, guaranties, sureties, and all agreements of every type and nature (including a certificate of title) securing the obligations of an Automobile Contract Debtor.

          "BANK OF AMERICA FACILITY" shall mean the Business Loan Agreement dated as of December 6, 1996, between Bank of America National Trust and Savings Association and the Company, as amended by Amendment No. 1, dated as of "_____, 1997," and as further amended by Amendment No. 2, dated as of "_____, 1998," as further amended by Amendment No. 3, dated as of November 2, 1998, and as further amended by Amendment No. 4, dated as of November 6, 1998.

          "BANKRUPTCY LAW" shall mean Title 11, U.S. Code (11 U.S.C. Section 101 ET SEQ.) or any similar federal or state law for the relief of debtors, as amended from time to time.

          "BASE PAYMENT" shall have the meaning set forth in SECTION 8.21.

          "BOARD OF DIRECTORS" shall mean, with respect to any Person, the board of directors (or similar governing body) of such Person.

          "BRIDGE LOAN AGREEMENT" shall mean the Bridge Loan Agreement, dated as of November 2, 1998, between the Purchaser and the Company, pursuant to which, on the terms and subject to the conditions set forth therein, the Company issued and sold to the Purchaser the Bridge Note and the Bridge Warrant.

          "BRIDGE LOAN DOCUMENTS" shall mean, collectively, the Bridge Loan Agreement, the Bridge Note, the Bridge Warrant, ESFR Amendment No. 1, the Irrevocable Instruction Letter (as such term is defined in the Bridge Loan Agreement), the representation letter dated as of November 2, 1998, delivered by the Company to the Purchaser, and any and all agreements, instruments and other documents executed and/or delivered in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

          "BRIDGE NOTE" shall have the meaning set forth in the recitals.

          "BRIDGE WARRANT" shall mean the Bridge Warrant to Purchase 345,000 Shares of Common Stock of the Company, dated November 2, 1998, issued by the Company to the Purchaser under the Bridge Loan Agreement.

          "BUSINESS DAY" shall mean any day except Saturday, Sunday and any day which either is a legal holiday under the laws of the State of California or is a day on which banking institutions located in such state are authorized or obligated to close.

          "CAPITAL EXPENDITURES" shall have the meaning set forth in ANNEX A.

          "CAPITAL LEASE OBLIGATIONS" shall mean any obligations of the Company and its Subsidiaries under all leases of real or personal property that are required to be recorded as a capitalized lease on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP.

          "CAPITAL STOCK" shall mean, with respect to any Person, (i) if such Person is a corporation, any and all shares, interests, participations in profits or other equivalents (however designated) of capital stock or other equity interests of such Person, (ii) if such Person is a limited liability company, any and all membership units or interests, or (iii) if such Person is a partnership, any and all partnership units or interests.

          "CHANGE IN CONTROL" shall have the meaning set forth in Section 6 of the Note.

          "CLOSING" shall have the meaning specified in SECTION 2.3.

          "CLOSING BALANCE SHEET" shall have the meaning set forth in SECTION 3.11(d).

          "CLOSING DATE" shall have the meaning specified in SECTION 2.3.

          "CODE" shall mean the Uniform Commercial Code, as adopted and in force in the State of California as from time to time in effect, and the Uniform Commercial Code of any other jurisdiction as required under Division 9103 of the California Commercial Code.

          "COMMON STOCK" shall mean the common stock, no par value per share, of the Company.

          "COMPANY" shall have the meaning set forth in the preamble.

          "COMPANY SEC DOCUMENTS" shall have the meaning set forth in SECTION 3.40.

          "CONSENT" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, license, exemption or order of, any registration, certificate, qualification, declaration or filing with, or any notice to, any Person, including, without limitation, any Government Authority.

          "CONVERTIBLE SECURITIES" shall have the meaning specified in
     SECTION 3.8.

          "CPS OPERATING PLAN" shall have the meaning specified in SECTION 6.13.

          "CPSRC" shall mean CPS Receivables Corp., a California corporation.

          "CREDIT ENHANCER" shall mean FSA and/or any other Person which is not an Affiliate of the Company that issues any surety bond, letter of credit or other credit enhancement in connection with any Securitization Transactions.

          "CREDIT TRIGGER" shall have the meaning set forth in the ESFR
     Agreement.

          "CUSTODIAN" shall mean any receiver, trustee, assignee, liquidation, sequestrator or similar official under any Bankruptcy Law.

          "DEALER" shall mean a dealer that has sold Goods to any Automobile Contract Debtor pursuant to an Automobile Contract.

          "DEALER AGREEMENT" shall mean an agreement between the Company and a Dealer that governs the sale or assignment of Automobile Contracts from such Dealer to the Company, including any provisions for assignment (whether with or without recourse, with a repurchase obligation by the Dealer or with a guaranty by such Dealer) contained in such Automobile Contract or related Automobile Security Documents with respect thereto.

          "DEALER BUYBACK" shall mean the reassignment of an Automobile Contract to an originating Dealer as a result of a breach of a representation or warranty of the Dealer or breach by the Automobile Contract Debtor under any Automobile Contract acquired by the Company with recourse to such Dealer.

          "DEFAULT" shall mean any event or condition which, with the giving of notice or the lapse of time or both, becomes an Event of Default.

          "DEPOSITARY" shall have the meaning set forth in the First Union Agreement.

          "DISCLOSURE SCHEDULES" shall have the meaning specified in the introductory paragraph of SECTION 3.

          "ENVIRONMENTAL LAWS" shall mean all Applicable Laws relating to Hazardous Materials or the protection of human health or the environment, including all requirements pertaining to reporting, permitting, investigating or remediating releases or threatened releases of Hazardous Materials into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute, including the rules and regulations promulgated thereunder.

          "ESCROW DEPOSIT" shall have the meaning specified in SECTION 8.21.

          "ESFR AGENT" shall mean State Street Bank and Trust Company, as "Agent" for itself and for each other ESFR Lender, and any successor agent under the ESFR Agreement.

          "ESFR AGREEMENT" shall mean, collectively, that certain Residual Interest in Securitizations Revolving Credit and Term Loan Agreement, dated as of April 30, 1998, by and among the Company, State Street Bank and Trust Company, as "Agent" and the "Lender," The Structured Finance High Yield Fund, LLC, as "Lender," and The Prudential Insurance Company of America, as "Lender," as amended by ESFR Amendment No. 1 and Amendment No. 2 and as further amended from time to time in accordance with SECTION 9.11(a).

          "ESFR AMENDMENT NO. 1" shall mean a letter amendment to the ESFR Agreement, dated November 2, 1998, among the Company, the "Agent" and the ESFR Lenders, amending the ESFR Agreement to provide for the incurrence of the Indebtedness of the Company evidenced by the Bridge Note.

          "ESFR AMENDMENT NO. 2" shall have the meaning set forth in SECTION 6.6(f).

          "ESFR COMPLIANCE CERTIFICATE" shall have the meaning set forth in the ESFR Agreement.

          "ESFR INDEBTEDNESS" shall mean all Indebtedness of the Company and its Subsidiaries under the ESFR Agreement.

          "ESFR LENDERS" shall mean the "Lenders" under the ESFR Agreement.

          "EVENT OF DEFAULT" shall have the meaning specified in SECTION 11.1.

          "EXCESS CASH" shall mean, in any period, all cash released to the Company or any of its Subsidiaries during such period in connection with any Securitization Transactions.

          "EXCESS WARRANT SHARES" shall have the meaning set forth in the Primary Warrant.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same shall be in effect at the time.

          "EXISTING INDEBTEDNESS" shall have the meaning set forth in SECTION 3.12.

          "EXISTING LIENS" shall have the meaning set forth in SECTION 3.12.

          "EXISTING STOCK PLANS" shall mean, collectively, the Company's 1991 Stock Option Plan, as amended, and the Company's 1997 Long-Term Incentive Stock Plan.

          "EXTENSION PAYMENTS" shall have the meaning set forth in SECTION 8.21.

          "FINANCIAL STATEMENTS" shall have the meaning specified in
     SECTION 3.11.

          "FIRST UNION AGREEMENT" shall mean the Receivables Funding and Servicing Agreement, dated as of November 24, 1997, by and among CPS Warehouse Corp., a Delaware corporation, as the borrower, the financial institutions listed therein, Variable Funding Capital Corporation, a Delaware corporation, as a lender, First Union Capital Markets Corp., as deal agent ("FIRST UNION"), First Union National Bank, as liquidity agent and as collateral agent, and the Company, as the servicer, as amended by

     Amendment No. 1 dated as of May 1, 1988, Amendment No. 2 dated as of July 17, 1988, Amendment No. 3 dated as of October 5, 1988, and Amendment No. 4 dated as of October 12, 1988.

          "FSA" shall mean Financial Security Assurance Inc.

          "GAAP" shall mean generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession that are applicable to the circumstances as of the date hereof, applied on a consistent basis.

          "GOODS" shall mean any new or used automobile or light truck, including equipment sold or financed in connection therewith, or any other item of personal property, each being intended principally for personal or family use by consumers, sold, leased or otherwise encumbered under any Automobile Contract.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, and any state or political subdivision thereof, any entity (including, without limitation, the SEC) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

          "GUARANTEE" OR "GUARANTY" shall mean, with respect to any Person,
     (i) any guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, of any Indebtedness or other obligation of any other Person and (ii) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any Indebtedness or other obligation of such other Person, including, without limitation, any indemnification agreement, warranty and agreement to pay amounts drawn down by letters of credit. The amount of a Guarantee shall be deemed to be the maximum amount of the obligation guaranteed for which the guarantor could be held liable under such Guarantee.

          "HAZARDOUS MATERIALS" shall mean any substance (i) the presence of which requires investigation or remediation under any Applicable Laws; (ii) that is defined or becomes defined as a "hazardous waste" or "hazardous substance" under any Applicable Laws, including the Comprehensive Environmental Response, Compensation and

     Liability Act (42 U.S.C. Section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (iii) that is toxic, explosive, corrosive, inflammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or become regulated by any Governmental Authority; (iv) the presence of which on any real property causes or threatens to cause a nuisance upon the real property or to adjacent properties or poses or threatens to pose a hazard to any real property or to the health or safety of Persons on about any real property; or (v) without limitation, that contains gasoline or other petroleum hydrocarbons, polychlorinated biphenyls or asbestos.

          "HOLDER" shall mean any Person (including, without limitation, the initial Purchaser) in whose name the Note (or Notes) is registered in the register maintained by the Company pursuant to SECTION 12.3.

          "IMMEDIATE FAMILY" of a Person includes such Person's spouse, and the parents, children and siblings of such Person or his or her spouse and their spouses and other Persons related to the foregoing by blood, adoption or marriage within the second degree of kinship, and, with respect to Charles E. Bradley, Sr., Charles E. Bradley, Jr., and any officer or director of the Company shall also include any Person who is primarily a personal friend rather than a business associate.

          "INDEPENDENT DIRECTOR" shall mean a director of the Company who is not an officer of the Company, nor included in the Immediate Family of any Affiliate of the Company nor represents concentrated or family holdings of its shares, and who, in the view of the Purchaser, is free of any relationship with respect to the Company that would interfere with the exercise of independent judgment. For the purposes of this Agreement, William B. Roberts, Thomas L. Chrystie and Robert A. Simms, each of whom is a duly elected director of the Company as of the date hereof, shall be deemed to be Independent Directors.

          "INDEBTEDNESS" shall mean, with respect to the Company and its Subsidiaries, without duplication, (i) any obligations, contingent or otherwise, for borrowed money; (ii) all obligations evidenced by bonds, notes, debentures or similar instruments; (iii) all obligations to pay the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business that are not overdue by more than sixty (60) days from its due date and that are not being contested in good faith); (iv) all Capital Lease Obligations; (v) all obligations secured by a Lien to which any property or assets owned by the Company or any of its Subsidiaries is subject, whether or not the obligations secured thereby have been assumed by the Company or any such Subsidiaries; (vi) all obligations of the Company and its Subsidiaries, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; (vii) all obligations under facilities for the discount or sale of receivables;
     (viii) the maximum fixed repurchase price of any redeemable stock of the Company and its Subsidiaries; and

     (ix) all Guaranties of items which would be included within this definition (regardless of whether such items would appear upon such balance sheet); PROVIDED, FURTHER, that the term "Indebtedness" shall be expanded to include any Indebtedness for Money Borrowed (as such term is defined in the RISRS Indenture and PENS Indenture) to the extent not already covered by clauses (i) through (ix) above.

          "INDEMNIFIED PARTY" shall have the meaning specified in SECTION 10.2.

          "INSTRUMENTS" shall have the same meaning as given to that term in the Code, and shall include all negotiable instruments, notes secured by mortgages or trust deeds, and any other writing which evidences a right to the payment of money and is not itself a security agreement or lease, and is of a type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment.

          "INSURANCE AGREEMENT EVENT OF DEFAULT" shall have the meaning set forth in the Insurance and Indemnity Agreements among the Company, CPSRC and FSA, as in effect as of the date hereof.

          "INTELLECTUAL PROPERTY" shall mean all (i) patents, patent registrations, patent applications, patent disclosures and any related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model and certificate of invention; (ii) trademarks, service marks, trade dress, logos, trade names and corporate names, and any registrations and applications for registration thereof; (iii) copyrights and registrations and applications for copyrights, including, without limitation, the Company's proprietary scoring and underwriting model;
     (iv) computer software, data and documentation; (v) trade secrets, know-how, processes and techniques, research and development, works, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and any other confidential information; (vi) all proprietary rights relating to any of the foregoing; and (vii) copies and tangible embodiments thereof.

          "INVESTMENTS" shall mean, as applied to any Person, (i) any direct or indirect acquisition by such Person of any Capital Stock of any other Person, or all or any substantial part of the business or assets of such other Person, and (ii) any direct or indirect loan, advance or capital contribution by such Person to any other Person (including, without limitation, any Affiliate, officer, director or employee of the Company).

          "INVESTOR RIGHTS AGREEMENT" shall mean an Investor Rights Agreement, in substantially the form of EXHIBIT F, among the Company, the Purchaser, Charles E. Bradley, Sr., Charles E. Bradley, Jr. and Jeffrey P. Fritz.

          "IRC" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

          "LICENSES AND PERMITS" shall mean, collectively, all licenses, franchises, permits, consents, approvals, registrations, certificates and authorizations of all Governmental Authorities necessary to the conduct of the businesses of the Company and its Subsidiaries, including, without limitation, all licenses issued or issuable under the finance laws in each state in which the activities of the Company and its Subsidiaries, respectively, would require such licensing, licenses required for the sale or brokerage of insurance products, compliance with all bonding requirements of any Governmental Authority and any licenses, franchises, permits, consents, approvals, registrations, certificates and authorizations required to be held to comply with or obtain exemptions from the usury laws of any state.

          "LIEN" shall mean any lien, pledge, mortgage, claim, covenant, restriction, security interest, charge or encumbrance of any kind (including, without limitation, the interest of a lessor under a Capital Lease Obligation having substantially the same economic effect).

          "LLCP BLOCKED ACCOUNT" shall have the meaning specified in
     SECTION 8.15.

          "LOSSES" shall have the meaning specified in SECTION 10.2.

          "MARGIN REGULATIONS" shall mean Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, or any successor thereto (the "FEDERAL RESERVE BOARD"), as amended from time to time.

          "MARGIN STOCK" shall mean "margin stock" as defined in the Margin Regulations.

          "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" shall mean a material adverse effect on or adverse change in, as the case may be,
     (i) the business, assets, condition (financial or otherwise), properties, results of operations and prospects of (A) the Company and any of its Subsidiaries, individually (excluding CPS Leasing, Inc., LINC Acceptance LLC and Samco Acceptance Corp.) or taken as a whole, or (B) CPS Leasing, Inc., LINC Acceptance LLC and Samco Acceptance Corp. taken as a whole (except as otherwise contemplated by the CPS Operating Plan), or (ii) the ability of the Company to perform its obligations under this Agreement or any Related Agreement.

          "MATERIAL CONTRACTS" shall have the meaning set forth in SECTION 3.14(a).

          "NAB LOANS" shall mean the loans or advances made by the Company to NAB Asset Corporation and outstanding as of the date hereof in the aggregate principal amount of $2,544,395.

          "NASDAQ" shall have the meaning set forth in SECTION 8.23.

          "NET AVAILABLE CASH" shall mean, with respect to any Asset Sale, all cash payments received from such Asset Sale (including cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the Company or any of its Subsidiaries of Indebtedness relating to the property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of (i) all legal, title and recording Tax expenses, commissions and other fees and expenses incurred, and all federal, state and local Taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, and (b) all payments made on any Indebtedness which is secured by any property subject to such Asset Sale, in accordance with the terms of any Lien upon such property, or which must by its terms or in order to obtain a necessary Consent to such Asset Sale, or under Applicable Laws, be repaid out of the proceeds from such Asset Sale.

          "NEW SENIOR CREDIT FACILITY" shall mean a new senior credit facility of the Company (whether a revolving credit facility, a term loan facility or both), the terms and provisions of which are satisfactory to the Purchaser, entered into after the date hereof between the Company (and/or its Subsidiaries) and a syndicate of banks or other financial institutions acceptable to the Purchaser, under which:

               (i) All Indebtedness evidenced by such new facility constitutes Senior Indebtedness of the Company;

               (ii) The Purchaser is a lender under such new facility and the Purchaser's principal term commitment is no less than $25,000,000; PROVIDED, HOWEVER, that if, prior to the New Senior Facility Establishment Date, the Company has not held the Shareholder Meeting or has held the Shareholder Meeting but failed to obtain the approval of the shareholders to the issuance of the Excess Warrant Shares as provided in the Primary Warrant, the Purchaser's principal term commitment will be the lesser of (a) $25,000,000 and (b) the principal balance of the Note outstanding immediately prior to the New Senior Facility Establishment Date, in each case LESS the Escrow Deposit (as contemplated by SECTION 8.21);

               (iii) The Company is not permitted to borrow funds thereunder in an amount in excess of fifty percent (50.0%) of the aggregate cash balances in the "spread accounts" relating to Securitization Transactions;

               (iv) All Indebtedness evidenced thereunder is secured by first priority valid and perfected Liens in favor of the lenders thereunder covering all or substantially all "Collateral" (as such term is defined in the ESFR Agreement);

               (v) The Purchaser is entitled to sell to Stanwich a participation interest in the Purchaser's commitment under such new facility; and

               (vi) The proceeds of such new facility are used by the Company to pay in full all Indebtedness then outstanding under the ESFR Agreement.

          "NEW SENIOR FACILITY ESTABLISHMENT DATE" shall mean the date upon which the New Senior Credit Facility shall have been established and the Company shall have the right to borrow funds thereunder.

          "NEW SENIOR FACILITY NOTE" shall mean a note, issued by the Company to the Purchaser as a lender under the New Senior Credit Facility.

          "NOTE" shall have the meaning set forth in SECTION 2.1, and shall also include, where applicable, any additional note or notes issued by the Company in connection with any Assignments.

          "OBLIGATIONS TO PURCHASER" shall mean any and all Indebtedness, claims, liabilities or obligations of the Company or any of its Subsidiaries owing to the Purchaser or any Affiliate of the Purchaser (or any assignee or transferee of the Purchaser or such Affiliate) under or with respect to this Agreement, the Note and any other Related Agreement, and any and all agreements, instruments or other documents heretofore or hereafter executed or delivered in connection with any of the foregoing, of whatever nature, character or description (including, without limitation, any claims for rescission or other damages under federal or state securities laws and any obligations of the Company to indemnify the Purchaser), and whether presently existing or arising hereafter, together with interest, premiums and fees accruing thereon and costs and expenses (including, without limitation, attorneys' fees) of collection thereof (including, without limitation, interest, fees, costs and expenses accruing after the filing of a petition by or against the Company or any Subsidiaries under the Bankruptcy Laws or any similar federal or state statute), and any and all amendments, renewals, extensions, exchanges, restatements, refinancings or refundings thereof.

          "OPTION POOL" any Option Rights to purchase shares of Common Stock which may be granted by the Board of Directors of the Company (or the compensation committee thereof) to directors, officers and key employees of the Company or of any Affiliate of the Company under a plan adopted or to be adopted by the Board of Directors of the Company or the shareholders of the Company, including, without limitation, the Existing Stock Plans, at an exercise price per share that is not less than the fair market value of the shares of Common Stock as of the date of grant, as determined by the Board of Directors of the Company (or the compensation committee thereof) in good faith and approved (i) in the case of a grant to any officer (other than a senior executive officer) or employee of the Company who is not a member of the Board of Directors of the Company, by a majority vote of the Board of Directors of the Company (or the compensation committee thereof), and (ii) in the case of any grant to a senior executive officer or member of the Board of Directors of the Company, by the unanimous vote of the members of the Board of Directors of the Company (or the compensation committee thereof) who are not being granted or receiving such Option Rights, unless such grant (and the number of shares of Common Stock issuable upon exercise thereof) is consistent with past grants by the Board of Directors of the Company to such member, in which case by a majority vote of the Board of Directors (or the compensation committee thereof) of the Company.

          "OPTION RIGHTS" shall have the meaning specified in SECTION 3.8.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "PENS" shall mean the "10.50% Participating Equity Notes" due April 15, 2004, issued by the Company in the original principal amount of $20,000,000.00 pursuant to a First Supplemental Indenture dated as of April 15, 1997, between the Company and Bankers Trust Company, as trustee thereunder. The PENS is the first series of unsecured subordinated debentures, notes or other evidences of indebtedness to be issued under an Indenture, dated as of April 15, 1997 (such Indenture, as supplemented by the First Supplemental Indenture, being collectively referred to herein as the "PENS INDENTURE"), between the Company and Bankers Trust Company, as trustee thereunder.

          "PERMITTED INVESTMENTS" shall mean (i) any direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America, all of which mature within three (3) months from the date of acquisition thereof; (ii) interest-bearing demand or time deposits that mature no more than thirty (30) days from the date of creation thereof and that are either (a) insured by the Federal Deposit Insurance Corporation or (b) held in any United States commercial bank having general obligations rated at least "AA" or equivalent by Standard & Poor's

     Corporation or Moody's Investor Service and having capital and surplus of at least $500,000,000 or the equivalent; or (iii) certificates of deposit that mature no more than thirty (30) days from the date of creation thereof and that are either (a) insured by the Federal Deposit Insurance Corporation or (b) held in any United States commercial bank having general obligations rated at least "AA" or equivalent by Standard & Poor's Corporation or Moody's Investor Service and having capital and surplus of at least $500,000,000 or the equivalent.

          "PERMITTED LIENS" shall mean, collectively, Liens arising by reason of
     (i) any attachment, judgment, decree or order of any Governmental Authority, so long as such Lien is being contested in good faith within thirty (30) days of such Person's knowledge thereof and is either adequately bonded or execution thereon has been stayed pending appeal or review, and any appropriate legal proceedings which may have been duly initiated for the review of such attachment, judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (ii) Taxes, assessments or other governmental charges not yet delinquent or that are being contested in good faith; (iii) security for payment of workers' compensation or other insurance; (iv) security for the performance of leases; (v) deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business;
     (vi) operation of law in favor of carriers, warehouse owners, landlords, storage facilities or mechanics incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiation or by appropriate proceedings that suspend the collection thereof and, if required by GAAP, are appropriately reserved for on the books of such Person; (vii) any interest or title of a lessor under any lease; and (viii) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects that, in the aggregate, are not material in amount; PROVIDED, HOWEVER, that each of the Liens described in the foregoing clauses (i) through (viii) inclusive shall only constitute a Permitted Lien so long as such Lien individually does not, and so long as all such Liens collectively do not, materially interfere with the conduct of such Person's business.

          "PERSON" shall mean any individual, trustee, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited liability partnership, other business entity or Governmental Authority.

          "PLEDGED NOTES" shall have the meaning set forth in the Stanwich Subordination Agreement.

          "POOLE REPLACEMENT NOTE" shall have the meaning set forth in
     SECTION 6.7(b).

          "PRIMARY WARRANT" shall have the meaning set forth in SECTION 2.1.

          "PRIMARY WARRANT SHARES" shall mean the shares of Common Stock issued or issuable upon exercise of the Primary Warrant.

          "PURCHASE PRICE" shall have the meaning specified in SECTION 2.2.

          "PURCHASER" shall have the meaning set forth in the preamble.

          "REAL PROPERTY" shall mean any real property or "facility" (as defined in the Resource Conversation and Recovery Act (RCRA), 42 U.S.C. Section 6901 ET SEQ.) currently or formerly owned, operated, leased or occupied by the Company and its Subsidiaries.

          "REGISTRATION RIGHTS AGREEMENT" shall have the meaning specified in
     SECTION 6.6(d).

          "RELATED AGREEMENTS" shall mean the Note, the Primary Warrant, the Registration Rights Agreement, the Investor Rights Agreement, the Stanwich Documents, ESFR Amendment No. 2, the Bridge Loan Documents and any and all agreements, instruments and other documents contemplated hereby or thereby or relating hereto or thereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "RESTRICTED PAYMENT" shall mean, with respect to any Person, (i) any dividend or other distribution, direct or indirect, on account of any Capital Stock of such Person now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Capital Stock of such Person now or hereafter outstanding; and (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Subordinated Indebtedness (PROVIDED that any sinking fund payments required to be made by the Company under the terms of the Existing Indebtedness shall not constitute a Restricted Payment); PROVIDED, HOWEVER, that the following shall not constitute a Restricted Payment so long as the Company is Solvent and no Default or Event of Default has occurred and is continuing or would occur as a result thereof: (a) any dividend or other distribution, direct or indirect, on account of any Capital Stock of such Person now or hereafter outstanding which is payable solely in shares of Common Stock; (b) any regularly scheduled payments of principal of and/or interest on any Subordinated Indebtedness made in accordance with the terms and provisions of the Subordinated Agreements; (c) any sales or transfers of Automobile Contracts (or pools thereof) between or among the Company and its Subsidiaries in connection with any Securitization Transactions (including, without limitation, any warehousing transactions); (d) any purchases by the Company of its Capital Stock under the Company's Employee Savings (401(k)) Plan;(e) any dividend or other distribution, direct or indirect, on account of any Capital Stock (now or hereafter outstanding) of any of the Company's Subsidiaries to the Company; or (f) the cancellation or acquisition of any Capital Stock of the Company as payment to the Company of the exercise price of any Option Rights or Convertible Securities.

          "RISRS" shall mean the "Rising Interest Subordinated Redeemable Security Due 2006" issued by the Company in the original principal amount of $20,000,000, pursuant to a First Supplemental Indenture dated as of December 15, 1995, between the Company and Harris Trust and Savings Bank, as trustee thereunder. The RISRS is the first series of unsecured subordinated debentures, notes or other evidences of indebtedness to be issued under the Indenture dated as of December 15, 1995, between the Company and Harris Trust and Savings Bank, as trustee (such Indenture, as supplemented by the First Supplemental Indenture, being collectively referred to herein as the "RISRS INDENTURE"), between the Company and Bankers Trust Company, as trustee thereunder.

          "SEC" shall mean the Securities and Exchange Commission, or any successor agency.

          "SECURITIES" shall have the meaning specified in SECTION 2.1.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

          "SECURITIZATION TRANSACTION DOCUMENTS" shall mean all agreements, instruments and other documents now existing or hereafter entered into in connection with the consummation of Securitization Transactions.

          "SECURITIZATION TRANSACTIONS" shall have the meaning set forth in ANNEX A.

          "SENIOR INDEBTEDNESS" shall mean the principal amount of, premium, if any, and interest on (i) any Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, unless in the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding it is provided that such Indebtedness is subordinate in right of payment or rights upon liquidation to any other Indebtedness of the Company and (ii) refundings, renewals, extensions, modifications, restatements, and increases of any such Indebtedness.

          "SENIOR SUBORDINATED INDEBTEDNESS" shall mean, collectively, the RISRS, the PENS, the Stanwich Senior Subordinated Debt, the Indebtedness evidenced by the Note and any other Indebtedness of the Company heretofore or hereafter consented to in writing by the Purchaser and which ranks PARI PASSU with the RISRS, the PENS, the Stanwich Senior Subordinated Debt and the Indebtedness evidenced by the Note, PROVIDED, HOWEVER, that such other Indebtedness is evidenced or governed by provisions that are satisfactory to the Purchaser, in each case as amended, supplemented, modified, refinanced, renewed, replaced, restructured or exchanged from time to time in accordance with SECTION 9.11(A).

          "SHAREHOLDER MEETING" shall have the meaning specified in
     SECTION 8.21.

          "SOLVENT" shall mean, with respect to any Person, that (i) the total present fair salable value of such Person's assets on a going concern basis is in excess of the total amount of such Person's liabilities, including contingent liabilities; (ii) such Person is able to pay its liabilities and contingent liabilities as they become due; and (iii) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and as proposed to be operated.

          "STANWICH" shall mean Stanwich Financial Services Corp., a Rhode Island corporation. The term "Stanwich" shall also mean, where applicable, Stanwich Partners, Inc.

          "STANWICH COMMITMENT" shall have the meaning set forth in SECTION
     8.24.

          "STANWICH CONSULTING AGREEMENT" shall mean the Consulting Agreement dated February 14, 1996, between the Company and Stanwich.

          "STANWICH DEBT AGREEMENTS" shall mean, collectively, all agreements, instruments and other documents, whether now existing or hereafter entered into, evidencing or governing any Stanwich Indebtedness, including, without limitation, (i) the 1997 Stanwich Notes, (ii) the 1998 Stanwich Notes,
     (iii) the Stanwich Replacement Note, (iv) the Poole Replacement Note, (v) the Stanwich Commitment, (vi) the Stanwich Debt Restructure Agreement and
     (vii) the Stanwich Subordination Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with
     SECTION 9.11(a).

          "STANWICH DEBT RESTRUCTURE AGREEMENT" shall have the meaning set forth in SECTION 6.7(b).

          "STANWICH DOCUMENTS" shall mean the Stanwich Purchase Option and the Stanwich Debt Agreements, as the same may be amended, supplemented or otherwise modified from time to time in accordance with SECTION 9.11(a).

          "STANWICH INDEBTEDNESS" shall mean, collectively, any and all Indebtedness of the Company or its Subsidiaries or both owing to Stanwich or any of its shareholders, officers, directors, employees or Affiliates (other than the Company and its Subsidiaries), including, without limitation: (i) the seven (7) "Partially Convertible Subordinated 9% Notes" dated June 12, 1997 (the "1997 STANWICH NOTES"), issued by the Company to Stanwich in the aggregate principal amount of $15,000,000; (ii) the Convertible Promissory Note dated August 13, 1998, issued by the Company to Stanwich in the principal amount of $500,000, the Convertible Promissory Note dated August 21, 1998, issued by the Company to Stanwich in the principal amount of $425,000, and the Convertible Promissory Note dated September 2, 1998, issued by the Company to Stanwich in the principal amount of $3,075,000 (collectively, the "1998

     STANWICH NOTES"); (iii) the Promissory Note dated August 13, 1998, issued by the Company to John G. Poole ("POOLE") in the aggregate principal amount of $1,000,000 (the "POOLE NOTE"); and (iv) the Stanwich Replacement Note and the Poole Replacement Note being issued by the Company and delivered at the Closing pursuant to SECTION 6.7(b), in each of clauses (i) through (iv) above as amended, supplemented, modified, refinanced, renewed, replaced, restructured or exchanged from time to time in accordance with SECTION 9.11(a).

          "STANWICH PURCHASE OPTION" shall mean a Securities Option Agreement, in substantially the form of EXHIBIT D, among the Company, the Purchaser and Stanwich.

          "STANWICH REPLACEMENT NOTE" shall have the meaning set forth in
     SECTION 6.7(b).

          "STANWICH SENIOR SUBORDINATED DEBT" shall mean all Stanwich Indebtedness outstanding under the "Pledged Notes" (as such term is defined in the Stanwich Subordination Agreement); PROVIDED, HOWEVER, that any Stanwich Indebtedness that is released from the relevant pledge shall be expressly made subordinate to the same extent as the Stanwich Indebtedness that is not evidenced by the Pledged Notes.

          "STANWICH SUBORDINATION AGREEMENT" shall have the meaning set forth in
     SECTION 6.7(d).

          "SUBORDINATED AGREEMENTS" shall mean, collectively, the RISRS Indenture, the PENS Indenture, all Stanwich Debt Agreements and all other agreements, instruments and other documents evidencing or governing any Indebtedness of the Company or any of its Subsidiaries, whether now existing or hereafter entered into, that expressly provides that such Indebtedness is subordinate in right of payment or rights upon liquidation to any other Indebtedness of the Company, together with any and all related agreements, instruments and other documents between or among the Company, any of its Subsidiaries and/or the Subordinated Lenders, in each case as amended, supplemented or otherwise modified from time to time in accordance with SECTION 9.11(a).

          "SUBORDINATED INDEBTEDNESS" shall mean Indebtedness that is not Senior Indebtedness, as such Indebtedness may be refinanced, renewed, replaced, restructured or exchanged from time to time in accordance with SECTION 9.11(a).

          "SUBORDINATED LENDERS" shall mean the lenders of Subordinated Indebtedness (including, without limitation, Stanwich).

          "SUBSIDIARY" and "SUBSIDIARIES" shall mean, with respect to any Person, any other Person of which more than fifty percent (50%) of the total voting power of Capital Stock entitled to vote (without regard to the occurrence of any contingency) in the election directors (or other Persons performing similar functions) are at the time directly or indirectly owned by such first Person. Unless otherwise indicated, the term "SUBSIDIARY" refers to a Subsidiary of the Company.

          "TAX" or "TAXES" shall mean any present and future income, excise, sales, use, stamp or franchise taxes and any other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, whether federal, state, local or foreign, together with any interest and penalties and additions to tax.

          "THIRD PARTY INTELLECTUAL PROPERTY RIGHTS" shall have the meaning specified in SECTION 3.23(a).

          "USAP AUDIT" shall mean an audit conducted according to the requirements and standards set forth in the Uniform Single Attestation Program promulgated by the Mortgage Bankers Association of America.

2.   PURCHASE AND SALE OF THE SECURITIES.

     2.1 AUTHORIZATION. The Company has authorized the issuance, sale and delivery to the Purchaser of (a) a Senior Subordinated Primary Note in the aggregate principal amount of $25,000,000, in substantially the form of EXHIBIT A (as the same may be amended, supplemented, modified, renewed, refinanced or restructured from time to time, the "Note"), and (b) a warrant to purchase 3,105,000 shares of Common Stock; PROVIDED, HOWEVER, that in lieu of issuing a warrant to purchase only 3,105,000 shares of Common Stock, the Company will issue to the Purchaser a single primary warrant to purchase 3,450,000 shares of Common Stock, in substantially the form of EXHIBIT B (as the same may be amended, supplemented or otherwise modified from time to time, the "Primary Warrant"), to evidence the right to purchase the 3,105,000 shares of Common Stock and, in connection with the surrender by the Purchaser of the Bridge Warrant at the Closing pursuant to SECTION 7.4, the issuance of the 345,000 shares of Common Stock purchasable upon exercise of the Bridge Warrant. The Note, including the payment of principal of, premium, if any, and interest on the Note, shall be subordinate and subject in right of payment and rights upon liquidation, to the extent and in the manner set forth therein, to the prior payment in full of all Senior Indebtedness and shall rank PARI PASSU in right of payment with all Senior Subordinated Indebtedness. The Note and the Primary Warrant are collectively referred to herein as the "Securities."

     2.2 PURCHASE OF THE SECURITIES. At the Closing, subject to the terms and conditions contained herein, and in reliance upon the representations, warranties, covenants and agreements contained herein, the following transactions shall be consummated: (a) the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Note, and
(b) the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Primary Warrant. The aggregate purchase price to be paid by the Purchaser shall be $25,000,000 (the "Purchase Price"), which will be paid in accordance with SECTION 2.3 and allocated between the Note and the Primary Warrant in the manner set forth on SCHEDULE 2.2. The Company and the Purchaser shall use such allocation of the Purchase Price for all federal, state and local tax purposes.

     2.3 CLOSING OF SALE OF THE SECURITIES. The closing of the issuance, sale and delivery of the Securities to be purchased by the Purchaser under this Agreement (the "Closing") shall take place at the offices of Riordan & McKinzie, 300 South Grand Avenue, Suite 2900, Los Angeles, California 90071, on the date hereof or as soon as practicable thereafter immediately following the satisfaction or waiver of the conditions precedent set forth in SECTION 6 and
SECTION 7 (the "Closing Date"). At the Closing, the Company shall deliver to the Purchaser each of the Note and the Primary Warrant, duly executed by the Company, in each case against payment of that portion of the Purchase Price allocated thereto as provided for in SCHEDULE 2.2. The Purchase Price shall be paid by (a) transfer of the amount provided for in SCHEDULE 2.4 in immediately available funds to such bank as the Company may request (which request shall be made in writing at least one (1) Business Day prior to the Closing Date) for credit to an account designated by the Company in such request, PROVIDED that such request shall be consistent with the purposes set forth in SCHEDULE 2.4, and (b) pursuant to SECTION 7.4, surrender of the Bridge Warrant for cancellation by the Company.

     2.4 USE OF PROCEEDS. The proceeds to be received by the Company from the issuance and sale of the Securities shall be used solely for the purposes set forth in SCHEDULE 2.4 (and applied in accordance with the terms therein). The Company will not, directly or indirectly, use any of the proceeds from the issue and sale of the Note for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose or for any other purpose that violates the Margin Regulations. If requested by the Purchaser, the Company will promptly furnish to the Purchaser a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in the Margin Regulations.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser that, except as set forth in the disclosure schedules (the "Disclosure Schedules"), the following statements are true and correct as of the date hereof:

     3.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite power and authority to own or lease and operate its properties, to carry on its business as now being conducted and as proposed to be conducted, to enter into this Agreement and each of the Related Agreements, to issue, sell and deliver the Securities to be issued by it hereunder and to consummate the transactions contemplated hereby and by the Related Agreements.

     3.2 SUBSIDIARIES. SCHEDULE 3.2 sets forth, as to each Subsidiary, its name, the jurisdiction of its incorporation, the number of outstanding shares of its Capital Stock and the number of such outstanding shares owned by the Company and its Subsidiaries. Each such Subsidiary is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own or lease and operate its properties, to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Capital Stock of each such Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable, and is owned by the Company or its Subsidiaries as specified in
SCHEDULE 3.2, in each case free and clear of any Liens and of any other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of such Capital Stock) except as set forth on SCHEDULE 3.2.

     3.3 QUALIFICATION. The Company and each of its Subsidiaries is duly qualified or licensed and in good standing as foreign corporations duly authorized to do business in each jurisdiction in which the character of the properties owned or the nature of the activities conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not have a Material Adverse Effect.

     3.4 AUTHORIZATION. The execution, delivery and performance of this Agreement and of each of the Related Agreements, the issuance, sale and delivery of the Securities and the consummation of the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and, if required, its Subsidiaries.

     3.5 DUE EXECUTION AND DELIVERY; BINDING OBLIGATIONS. This Agreement has been duly executed and delivered by the Company. This Agreement is, and at the time of the Closing each of the Related Agreements will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

     3.6  NO VIOLATION; SENIOR SUBORDINATED INDEBTEDNESS; SENIOR INDEBTEDNESS.

          (a) The execution, delivery and performance by the Company of this Agreement and each of the Related Agreements, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance, sale and delivery of the Securities), do not and will not violate
(i) the charter or bylaws of the Company or any of its Subsidiaries, as amended through the date hereof; (ii) any Applicable Laws; or (iii) any term of any lease, credit agreement, indenture, note, mortgage, instrument or other agreement to which the Company or any of its Subsidiaries is a party or by which any of its or their properties or assets are bound. Neither the Company nor any of its Subsidiaries is currently in violation of (A) its charter or bylaws, as amended through the date hereof, (B) any term of any material lease, credit agreement, note, instrument or other agreement (including, without limitation, any agreements executed in connection with any Securitization Transactions) to which it is a party or (C) to the best knowledge of the Company, any Applicable Laws.

          (b) No "default" or "event of default" has occurred and is continuing under any agreement, instrument or other document to which the Company or any of its Subsidiaries is a party which evidences or governs any Indebtedness of the Company or its Subsidiaries, as the case may be (other than such "defaults" or "events of default" as have been duly waived by the appropriate Person on or prior to the date hereof), including, without limitation, the Bridge Loan Documents. Without limiting the generality of the foregoing, the Company was in full compliance with all of its covenants (financial and otherwise) contained in such agreements, instruments and other documents at September 30, 1998, and October 31, 1998.

          (c) The Indebtedness evidenced by the Note ranks PARI PASSU with the RISRS, the PENS and the Stanwich Senior Subordinated Debt. As of the Closing Date, all Stanwich Indebtedness other than the Stanwich Senior Subordinated Debt ranks junior, and is subordinate in right to payment and rights upon liquidation, to the Indebtedness evidenced by the Note. As of the Closing Date, there is no existing agreement, indenture, instrument or other document to which the Company or any of its Subsidiaries is a party or by which it or they are bound that requires the subordination in right of payment or rights upon liquidation of any Obligations to Purchaser to the repayment of any other Indebtedness of the Company or any of its Subsidiaries (other than the ESFR Agreement and the Bank of America Facility), nor are any Obligations to Purchaser subordinate in right of payment or rights upon liquidation to any other Indebtedness of the Company or its Subsidiaries (other than the ESFR Agreement and the Bank of America Facility and trade payables of the Company).

          (d) No Credit Trigger or Insurance Agreement Event of Default has occurred and is continuing under any agreement delivered in connection with any Securitization Transactions.

     3.7 GOVERNMENTAL AND OTHER THIRD PARTY CONSENTS. Except for the Consents which have already been duly obtained or made, none of the Company, any of its Subsidiaries or any Affiliate of the Company is required to obtain any Consent, or required to make any declaration or filing (other than the filing of a Form 8-K) with, (i) any Governmental Authority or (ii) any trustee, credit enhancer, rating agency or other party to any Securitization Transaction in connection with the execution and delivery of this Agreement or any Related Agreement or the issuance, sale and delivery of the Securities hereunder, or for the purpose of maintaining in full force and effect any Licenses and Permits (except where the failure to maintain any License and Permit could not have a Material Adverse Effect). SCHEDULE 3.7 sets forth a true and correct list of all Consents which have been obtained or made, each of which is in full force and effect. The time within which any administrative or judicial appeal, reconsideration, rehearing or other review of any such Consent may be taken or instituted has lapsed, and no such appeal, reconsideration or rehearing or other review has been taken or instituted.

     3.8  CAPITALIZATION.

          (a) The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock and 10,000,000 shares of serial preferred stock, par value $1.00 per share. As of the date hereof, (i) 15,658,501 shares of Common Stock were issued and outstanding (including shares of restricted Common Stock); (ii) no shares of serial preferred stock of the Company were issued and outstanding; (iii) 4,200,000 shares of Common Stock were reserved for issuance under the Existing Stock Plans, of which options to purchase 419,200 shares are available for future grants, options to purchase 1,428,400 shares have been exercised, options to purchase 2,352,400 shares are outstanding and options to purchase 693,370 shares are exercisable; (iv) an aggregate of 2,412,229 shares of Common Stock were reserved for issuance upon conversion of the PENS and of the Stanwich Indebtedness; and (e) an aggregate of 345,000 shares of Common Stock were reserved for issuance upon conversion of the Bridge Warrant. All of the issued and outstanding shares of Capital Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and are free of any preemptive or other similar rights to subscribe for or to purchase any such Capital Stock. Except (A) for the PENS and the Stanwich Indebtedness, (B) as contemplated by this Agreement and the Related Agreements and (C) as disclosed in SCHEDULE 3.8, there are: (v) no outstanding securities or obligations of any Person convertible into or exchangeable for any shares of Capital Stock of the Company (collectively, "Convertible Securities"); (w) no outstanding warrants, rights or options to subscribe for or purchase, or obligations to issue, any shares of Capital Stock of the Company or any Convertible Securities of the Company (collectively, "Option Rights"); (x) no voting trusts or other agreements or undertakings with respect to the voting of the Capital Stock of the Company; (y) no obligations on the part of the Company to purchase or redeem any outstanding shares of its Capital Stock, any Convertible Securities or any Option Rights; and (z) no agreements granting any Person any rights of first offer or first refusal, registration rights or "drag-along," "tag-along" or similar rights with respect to any transfer of any Capital Stock of the Company, any Convertible Securities or any Option Rights. All such shares of Capital Stock, Convertible Securities and Option Rights have been issued and offered without violation of any applicable federal or state securities law. No shares of Capital Stock of the Company will become issuable to any Person pursuant to any "anti-dilution" provisions of any issued and outstanding securities of the Company on account of the issuance of the Securities, the exercise of the Primary Warrant or the application of the "anti-dilution" provisions contained in the Primary Warrant.

          (b) The Company has not incurred, and will not incur, any charges to its statement of operations in connection with the repricing on or about October 22, 1998, of outstanding stock options issued under its Existing Stock Plans.

     3.9 VALIDITY AND ISSUANCE OF PRIMARY WARRANT SHARES. The Primary Warrant Shares, when issued, delivered and paid for pursuant to the terms of the Primary Warrant, will be duly and validly issued, fully paid and nonassessable.

     3.10 TRANSACTIONS WITH AFFILIATES.

          (a) Except as set forth in SCHEDULE 3.10, during the period commencing January 1, 1996 and ending December 31, 1997, no shareholder, employee, officer, director or Affiliate of the Company or any of its Subsidiaries or, to the best knowledge of the Company, Affiliate of any such Person, and no member of the Immediate Family of any such Person, has engaged in any transaction or relationship with the Company or any of its Subsidiaries involving amounts in excess of $60,000 (other than the payment of compensation to such Persons in the ordinary course of business).

          (b) Except as set forth in SCHEDULE 3.10, since January 1, 1998, no shareholder, employee, officer, director or Affiliate of the Company or any of its Subsidiaries or, to the best knowledge of the Company, Affiliate of any such Person, and no member of the Immediate Family of any such Person, has engaged in any transaction or relationship with the Company or any of its Subsidiaries (other than the payment of compensation to such Persons in the ordinary course of business).

          (c) SCHEDULE 3.10 sets forth a true, complete and accurate description of the terms of each transaction or relationship required to be set forth on SCHEDULE 3.10.

          (d) No Subsidiary of the Company loans or advances funds to any of its officers, directors, employees or, if any, minority shareholders.

          (e) This SECTION 3.10 does not apply to transactions or relationships involving (i) sales or transfers of Automobile Contracts (or interests therein) between or among the Company and its Subsidiaries in connection with any Securitization Transactions (including, without limitation, any warehousing transactions) or (ii) any Investments disclosed on SCHEDULE 3.12.

     3.11 FINANCIAL STATEMENTS; DISCLOSURE.

          (a) SCHEDULE 3.11 set forth a true and correct list of the Company SEC Documents and monthly board packages previously furnished by the Company to the Purchaser, including the financial statements (and related notes thereto) and other financial information disclosed therein (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except that, with respect to the monthly board packages, the Dealer acquisition fees reflected in the financial statements included therein have not been accounted for in accordance with GAAP) and fairly present the consolidated and consolidating financial position and results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated therein. Except as set forth in SCHEDULE 3.11, since September 30, 1998, there has not been any Material Adverse Change.

          (b) All financial statements and other financial information not included in the Financial Statements and previously furnished by or on behalf of the Company, its Subsidiaries or any of their representatives or agents to the Purchaser in connection with this Agreement and the transactions contemplated hereby adequately reflect the financial position and results of operations of the Company and its Subsidiaries, as applicable, as of the dates and for the period indicated therein, and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein contained not misleading.

          (c) Neither the Company nor any of its Subsidiaries is contemplating the filing of a petition under the Bankruptcy Law or the liquidation of all or any major portion of its assets or properties, except as contemplated by the CPS Operating Plan, and neither the Company nor any of its Subsidiaries is aware of any Person contemplating the filing of any petition against it under the Bankruptcy Law.

          (d) The Company has furnished to the Purchaser a PRO FORMA balance sheet of the Company and its Subsidiaries projected as of the Closing Date (the "Closing Balance Sheet") and adjusted to give effect to the transactions contemplated by this Agreement. Such Closing Balance Sheet presents fully and fairly in all material respects the PRO FORMA consolidated financial position of the Company and its Subsidiaries as of the Closing Date, and properly gives effect in all material respects to the application of the PRO FORMA adjustments described therein and contemplated herein.

     3.12 EXISTING INDEBTEDNESS; LIENS; INVESTMENTS; GUARANTIES; MATERIAL LIABILITIES.

          (a) SCHEDULE 3.12 sets forth a true and correct list, and describes, as of the date or dates indicated therein:

               (i) all existing Indebtedness of the Company and its Subsidiaries (collectively,"Existing Indebtedness");

               (ii) all existing security interests and other Liens in respect of any property or assets of the Company and its Subsidiaries other than Permitted Liens (collectively, "Existing Liens");

               (iii) all outstanding Investments (other than Investments made under any pooling and servicing agreement or insurance agreement with respect to any Securitization Transaction) of the Company and its Subsidiaries; and

               (iv) all existing Guarantees of the Company and its Subsidiaries.

          (b) Neither the Company nor any of its Subsidiaries has any liabilities or obligations, whether accrued, absolute, contingent or otherwise (whether individually or in the aggregate), except for (i) liabilities and obligations reflected in the Financial Statements and the related notes thereto; (ii) trade payables and other accrued expenses incurred in the ordinary course of business; and (iii) liabilities and obligations which, either individually or in the aggregate, have not had and could not have a Material Adverse Effect.

          (c) As of the date hereof, the aggregate outstanding principal balance of the NAB Loans is $2,544,395.

     3.13 CERTAIN CHANGES. Except as set forth on SCHEDULE 3.13, since September 30, 1998, there has not been:

          (a) any damage or destruction to, or loss of, any asset of the Company or any of its Subsidiaries, whether or not covered by insurance, which could have a Material Adverse Effect;

          (b) any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it, other than those arising in the ordinary course of business in connection with the Company's servicing and collection activities relating to Automobile Contracts;

          (c) any satisfaction or discharge of any Lien or payment of any obligation by the Company or any of its Subsidiaries outside of the ordinary course of business;

          (d) any material change or amendment to any Automobile Contract, Dealer Agreement or Material Contract by which the Company, any of its Subsidiaries or any of its or their respective properties or assets is bound or subject, other than those arising in the ordinary course of business in connection with the Company's servicing and collection activities relating to Automobile Contracts;

          (e) any material adverse change in the assets, liabilities, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries;

          (f) any change in the contingent obligations of the Company or any of its Subsidiaries, by way of Guarantees or otherwise;

          (g) any declaration or payment of any dividend or other distribution of assets of the Company to its shareholders, or the adoption or consideration of any plan or arrangement with respect thereto;

          (h) any resignation or termination of the employment of any director, officer or key employee of the Company or any of its Subsidiaries;

          (i) any Investment by the Company or any of its Subsidiaries in the Capital Stock of any Person;

          (j) any offer, issuance or sale of any shares of Capital Stock of the Company or any Option Rights or Convertible Securities, other than the Bridge Warrant;

          (k) any change in the Company's credit guidelines and policies, charge-off policies or accounting methods, procedures or policies;

          (l) any incurrence of any Indebtedness by the Company or any of its Subsidiaries, other than the Indebtedness evidenced by the Bridge Note;

          (m)  any agreement or commitment to do any of the foregoing;

          (n) any deterioration in the quality of the portfolio of Automobile Contracts owned by the Company or any of its Subsidiaries; or

          (o) any other event or condition of any character which could have a Material Adverse Effect.

     3.14 MATERIAL CONTRACTS; AUTOMOBILE CONTRACTS.

          (a) SCHEDULE 3.14(a) sets forth a true and complete list of all material contracts, agreements, commitments or arrangements, whether oral or written, of the Company and any of its Subsidiaries, including, without limitation, all servicing agreements, sub-servicing agreements, leases (whether real property or personal property), pooling and servicing agreements, agreements entered into in connection with any Securitization Transactions, underwriting agreements, dealer affiliation agreements, employment and other agreements with management, joint venture agreements, partnership agreements, agreements, instruments and other documents evidencing Indebtedness (including, without limitation, the ESFR Agreement and the Subordinated Agreements) and all other material agreements and commitments (including, without limitation, all agreements, commitments or arrangements involving, in any instance, any obligation of the Company or any of its Subsidiaries to pay an amount in excess of $100,000, or the breach or termination of which could have a Material Adverse Effect) (all such contracts, agreements, commitments and arrangements being collectively referred to herein as the "Material Contracts"). Each Material Contract is legal, valid, binding and enforceable against the parties thereto in accordance with its terms and is in full force and effect as of the date hereof. The Company and its Subsidiaries (as applicable) and, to the best knowledge of the Company, all third parties to the Material Contracts are in substantial compliance with the terms thereof, and no default or event of default by the Company or, to the best knowledge of the Company, any such third party, exists thereunder.

          (b) Each Automobile Contract arose from the sale or lease of Goods, was originated by the Company or any of its Subsidiaries, or by a Dealer or other Person and subsequently purchased by the Company or such Subsidiary, and is a BONA FIDE and valid deferred payment obligation of the Automobile Contract Debtor, providing for the retention of a first lien or security interest in the underlying Goods to secure payment of the obligation evidenced thereby, and is binding and enforceable against the Automobile Contract Debtor in accordance with its terms, and neither the Company nor any of its Subsidiaries knows of any fact which impairs or will impair the validity of any such Automobile Contract, except where the failure of any Automobile Contracts, individually or in the aggregate, to be BONA FIDE, valid, binding or enforceable or the impairment of any Automobile Contracts, individually or in the aggregate, could not have a Material Adverse Effect. The Automobile Contracts and related Automobile Security Documents are free of any claim for credit, deduction, discount, allowance, defense (including the defense of usury), dispute, counterclaim or setoff which, individually or in the aggregate, could have a Material Adverse Effect. Each Automobile Contract is free of any Lien in favor of any Person other than the Company. Each Automobile Contract correctly sets forth the payment terms between the Company and the Automobile Contract Debtor, including the interest rate applicable thereto. To the best knowledge of the Company, the signatures of all Automobile Contract Debtors are genuine and each Automobile Contract Debtor had the legal capacity to enter into and execute such documents on the date thereof. There is only one original counterpart of the Automobile Contract executed by the Automobile Contract Debtor (with the possible exception of one duplicate original counterpart which, if in existence, is in the Contract Debtor's sole possession). SCHEDULE 3.14(b) sets forth true and correct portfolio performance reports.

     3.15 TRADE ACCOUNTS PAYABLE. Except to the extent disputed in good faith by the Company, all trade accounts payable of the Company and its Subsidiaries were incurred in the ordinary course of business and are valid. SCHEDULE 3.15 sets forth a true and complete list of all trade accounts payable of the Company and its Subsidiaries as of the date hereof, reflecting agings per trade account payable in categories of 30, 60, 90 and more than 90 days after the date of invoice.

     3.16 LABOR AGREEMENTS AND ACTIONS. Neither the Company nor any of its Subsidiaries is bound by or subject to any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives or agents of the Company or any such Subsidiaries. There is no strike or other labor dispute, including, without limitation, any unfair labor practice, charge or other proceeding before the National Labor Relations Board, involving the Company pending or, to the best knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries is aware of any labor organization activity involving the employees of the Company or any of its Subsidiaries, or of any officer or key employee, or any group of officers or key employees, that intends to terminate his or her employment with the Company. The Company has no knowledge of any fact or circumstance which could, with the passage of time or otherwise, cause this representation and warranty to be no longer true and correct. Each of the Company and its Subsidiaries is in compliance with all provisions of the Fair Labor Standards Act, all state wage and hour laws and all workers compensation laws, except where the failure to be in compliance could not have a Material Adverse Effect.

     3.17 EMPLOYEE BENEFIT PLANS; ERISA. All pension, retirement, bonus, profit sharing, stock option, employee and other benefit or welfare plans or arrangements maintained by the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries contributes or is required to contribute, to the extent required, comply with the provisions of and have been administered and maintained in compliance with the provisions of ERISA and all other Applicable Laws. Neither the Company nor any of its Subsidiaries (a) maintains, and in the past has never maintained, any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA or (b) contributes to, and in the past has never contributed to, any "multiemployer plan," as defined in
Section 4001(a)(3) of ERISA. There are no unpaid liabilities of the Company or any of its Subsidiaries with respect to, and no unfunded benefits (whether vested or not) under, any "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA) maintained by the Company or any of its Subsidiaries, other than unpaid liabilities with respect to the Company's Employee Savings (401(k) Plan) that do not exceed $50,000 in the aggregate and which are reflected on the Closing Balance Sheet in accordance with GAAP, and any such liabilities incurred after the Closing Date will be incurred only in the ordinary course of business and properly reflected in the financial statements of the Company in accordance with GAAP. SCHEDULE 3.17 sets forth a list of all "employee welfare benefit plans" of the Company.

     3.18 TAXES. Each of the Company and its Subsidiaries has timely filed within required time periods, including permitted extensions, all federal, state and other Tax returns required to have been filed and has paid all Taxes which were due and payable prior to the date hereof, other than Taxes that are being contested in good faith and for which reserves have been properly established on the Closing Balance Sheet. Each of the Company and its Subsidiaries has withheld and paid all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder or other third party. Except as set forth in SCHEDULE 3.18, (a) neither the Company nor any of its Subsidiaries has been advised that any Tax returns of the Company or any of its Subsidiaries have been or are being audited by any Governmental Authority,
(b) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Taxes or deficiency against the Company or any of its Subsidiaries, (c) there are no actions, suits, proceedings or claims now pending against the Company or any of its Subsidiaries in respect of any Taxes or assessments, and (d) there is no pending or, to the best knowledge of the Company, threatened investigation of the Company or any Subsidiaries by any Governmental Authority relating to any Taxes or assessments, or any claims for additional taxes or assessments asserted by any Governmental Authority. Neither the Company nor any of its Subsidiaries is a party to or bound by any tax sharing, tax indemnity or tax allocation agreement or other similar arrangement.

     3.19 LITIGATION. Except as set forth on SCHEDULE 3.19 and except with respect to Automobile Contracts, there are no (a) actions, suits, proceedings or investigations pending or threatened before any Governmental Authority against or affecting the Company or any of its Subsidiaries or Affiliates or (b) orders, decrees, judgments, injunctions or rulings of any Governmental Authority against the Company or any of its Subsidiaries or Affiliates. All claims pending against the Company or any of its Subsidiaries under or with respect to any Automobile Contracts do not exceed $500,000 in the aggregate. There is no action, suit or other proceeding pending or threatened which questions the validity of this Agreement, the Note or the other Related Agreements or any action taken or to be taken pursuant hereto or thereto, or which could, individually or in the aggregate, have a Material Adverse Effect.

     3.20 GOVERNMENTAL REGULATION; MARGIN STOCK. Neither the Company nor any of its Subsidiaries is subject to the Investment Company Act of 1940, as amended, or to any Applicable Laws limiting its ability to incur Indebtedness or to create Liens on any of its properties or assets to secure such Indebtedness. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying Margin Stock. The value of all Margin Stock held by the Company and its Subsidiaries constitutes less than 5.0% of the value, as determined in accordance with the Margin Regulations, of all assets of the Company and its Subsidiaries.

     3.21 COMPLIANCE WITH LAWS; LICENSES AND PERMITS. Each of the Company and its Subsidiaries is in compliance in all material respects with all Applicable Laws. SCHEDULE 3.21 sets forth a true and complete list of all Licenses and Permits held by the Company and its Subsidiaries in connection with the conduct of their businesses, and such Licenses and Permits constitute all of the Licenses and Permits required under Applicable Laws to conduct their respective businesses as now conducted and as proposed to be conducted, except where the failure to hold the same could not have a Material Adverse Effect. All of Licenses and Permits are validly issued and in full force and effect, and the Company and its Subsidiaries have fulfilled and performed all of their obligations with respect thereto and have full power and authority to operate thereunder.

     3.22 TITLE TO PROPERTIES AND ASSETS; LIENS. Each of the Company and its Subsidiaries has good and marketable title to all of its properties and assets, and none of such properties or assets is subject to any Liens except for the Existing Liens and for Permitted Liens. Each of the Company and its Subsidiaries enjoys quiet possession under all leases to which they are parties as lessees, and all of such leases are valid, subsisting and in full force and effect. None of such leases contains any provision restricting the incurrence of indebtedness by the lessee or any unusual or burdensome provision materially adversely affecting the current and proposed operations of the Company and its Subsidiaries.

     3.23 INTELLECTUAL PROPERTY.

          (a) Each of the Company and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that is used in the conduct of its business as currently conducted and as proposed to be conducted, except where the failure to own, license or possess the same could not have a Material Adverse Effect. SCHEDULE 3.23 lists (i) all patents, patent applications, trademarks, servicemarks, trademark and servicemark applications, copyrights and trade names owned or held by the Company or any of its Subsidiaries and used in the conduct of its or their businesses, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed; (ii) all material written licenses, sublicenses and other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which any Person (other than employees of the Company in the course of their employment) is authorized to use any such Intellectual Property rights; and (iii) all material written licenses, sublicenses and other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including computer software ("Third Party Intellectual Property Rights") which are used in the businesses of the Company or the Subsidiaries or which form a part of any product or service of the Company or its Subsidiaries, all of which are in full force and effect. The Company has made available to the Purchaser correct and complete copies of all such patents, registrations, applications, licenses and agreements and related documentation, all as amended to date. Neither the Company nor any of its Subsidiaries has agreed to indemnify any Person for or against any infringement, misappropriation or other conflict with respect to any item of Intellectual Property that the Company owns or uses. Neither the Company nor any of its Subsidiaries is a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in
SCHEDULE 3.23 under the terms of this SECTION 3.23.

          (b) Neither the Company nor any of its Subsidiaries will be, as a result of the execution and delivery of this Agreement or the performance of the Company's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

          (c) Neither the Company nor any of its Subsidiaries has been named in any suit, action or other proceeding which involves a claim of infringement of any Intellectual Property rights of any third party. Except as disclosed in
SCHEDULE 3.23, the performance of the services offered by the Company and its Subsidiaries do not infringe on any Intellectual Property right of any other Person, and to the best knowledge of the Company, the Intellectual Property rights of the Company and its Subsidiaries are not being infringed by activities, products or services of any third party.

     3.24 BROKERS; CERTAIN EXPENSES. Neither the Company nor any of its Subsidiaries has paid or is obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, any Related Agreement or any of the transactions contemplated hereby or thereby. Except for the monthly fixed advisory fee required to be paid by the Company under the Stanwich Consulting Agreement, neither the Company nor any of its Subsidiaries is bound by any agreement or commitment for the provision of investment banking or financial advisory services with respect to any proposed recapitalization, issuance of debt or equity securities or other transactions involving the

Company or any of its Subsidiaries or the provision of any other investment banking or financial advisory services to the Company or any of its Subsidiaries.

     3.25 REAL PROPERTY LEASES. SCHEDULE 3.25 sets forth a true and complete list of all real property leases, subleases and licenses pursuant to which the Company or any of its Subsidiaries is a lessor, lessee, sublessor, sublessee, licensor or licensee of real property, including the term thereof, any extension and renewal options, and the rent payable thereunder. The Company has delivered to the Purchaser correct and complete copies of the same (as amended to date). With respect to each such lease, sublease and license, except as set forth on
SCHEDULE 3.25:

          (a) Such lease, sublease and license is legal, valid, binding and enforceable against the parties thereto;

          (b) no party thereto is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (c) there are no disputes, oral agreements or forbearance programs in effect;

          (d) neither the Company nor any of its Subsidiaries, as the case may be, has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest therein, except as contemplated by the ESFR Agreement;

          (e) there are no restrictions therein which prohibit the issuance of the Securities, prohibit or restrict any merger, sale of assets or other event which could cause any Change in Control, or otherwise restrict or prohibit any other financings by the Company, including, without limitation, any public or private debt or equity financings; and

          (f) All parking lots located on any real property subject thereto are in compliance with Applicable Laws, including, without limitation, zoning requirements.

     3.26 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.

     3.27 INSURANCE. SCHEDULE 3.27 sets forth a true and complete list of all liability and other insurance policies insuring the Company and its Subsidiaries against losses arising out of or related to the businesses of the Company and its Subsidiaries (and accurately describes the coverage carried and expiration dates of such policies). Each of the Company and its Subsidiaries is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged and will be so covered after consummation of the transactions contemplated hereby. The insurance policies listed on SCHEDULE
3.27 constitute insurance protection against all liability, claims and risks occurring in the ordinary course of business customarily included within comprehensive liability coverage and at amounts and levels customarily maintained for a business of this type. All such policies are in full force and effect.

     3.28 BOOKS AND RECORDS. The minute books and other similar records of the Company and its Subsidiaries contain true and complete records of all actions taken at any meetings of the Board of Directors of the Company or any committees thereof and shareholders of the Company and its Subsidiaries and of all written consents executed in lieu of the holding of any such meetings. The books and records of the Company accurately reflect in all respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business, accounting and bookkeeping practices.

     3.29 DEALERS. SCHEDULE 3.29 sets forth a true and complete list of all Dealers. No Dealer accounts for more than five percent (5.0%) of the aggregate Amount Financed (as defined in ANNEX A) under Automobile Contracts purchased by the Company during the calendar year ended December 31, 1997 and the ten (10) month period ended October 31, 1998.

     3.30 PERSONAL PROPERTY LEASES. SCHEDULE 3.30 sets forth a true and complete list and description of all agreements (or group of related agreements) for the lease of personal property requiring payments by the Company or its Subsidiaries over the remaining life of the lease of $10,000 or more. Neither the Company nor its Subsidiaries has breached any agreement pertaining to, is in default with respect to, or is overdue in payment of, any amounts owing under any lease agreement disclosed on SCHEDULE 3.30, except where any such breach (or breaches) or default (or defaults), individually or in the aggregate, could not have a Material Adverse Effect. No such lease agreement contains any provisions which restrict or prohibit (a) the issuance of the Securities, (b) any other financings by the Company or any Subsidiaries, including, without limitation any public or private debt or equity financings or (c) other than ordinary restrictions on assignment, any merger, sale of assets or other event which could cause a Change in Control.

     3.31 EMPLOYMENT AND AGENCY AGREEMENTS. SCHEDULE 3.31 sets forth a true and complete list of all employment, agency, independent contractor or sales representative agreements, golden parachute agreements and non-competition or non-solicitation agreements to which the Company or any of its Subsidiaries is a party, true and complete copies of which have been provided to the Purchaser. Each such agreement is in writing, is a valid and binding agreement enforceable in accordance with its terms, and no party to any such agreement is in breach of, or in default with respect to, its obligations under such agreement nor is the Company or any of its Subsidiaries aware of any facts or circumstances which might give rise to a breach or default thereunder.

     3.32 SOLVENCY. After giving effect to the transactions contemplated in this Agreement and each of the Related Agreements, each of the Company and its Subsidiaries (other than Samco Acceptance Corp.) has a positive net worth and is Solvent. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the Related Agreements with the intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries.

     3.33 ENVIRONMENTAL MATTERS. Neither the Company nor any of its Subsidiaries has ever caused or permitted any Hazardous Materials to be disposed of on or under any Real Property, and no Real Property has ever been used (by the Company and/or any Subsidiary or, to the best knowledge of the Company, by any other Person) as (a) a disposal site or permanent storage site for any Hazardous Materials or (b) a temporary storage site for any Hazardous Materials. Each of the Company or its Subsidiaries has been issued and is in compliance with all material Licenses and Permits relating to environmental matters and necessary or desirable for its business, and has filed all notifications and reports relating to chemical substances, air emissions, underground storage tanks, effluent discharges and Hazardous Materials waste storage, treatment and disposal required in connection with the operation of its businesses, the failure to have or comply with which, individually or in the aggregate, has had or could have a Material Adverse Effect. All Hazardous Materials used or generated by the Company or any of its Subsidiaries or any business merged into or otherwise acquired by the Company or any of its Subsidiaries have been generated, accumulated, stored, transported, treated, recycled and disposed of in compliance with all Environmental Laws, the violation of which has any reasonable likelihood of having a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any liabilities with respect to Hazardous Materials, and to the best knowledge of the Company, no facts or circumstances exist which could give rise to liabilities with respect to the violation (whether by the Company or any other Person) of any Environmental Laws and/or Hazardous Materials which could have any Material Adverse Effect.

     3.34 PUBLIC HOLDING COMPANY; INVESTMENT COMPANY. Neither the Company nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     3.35 DEPOSITORY AND OTHER ACCOUNTS. SCHEDULE 3.35 sets forth a true and complete list of all banks and other financial institutions and depositories at which the Company and its Subsidiaries maintains (or has caused to be maintained) or will maintain deposit accounts, spread accounts, yield supplement reserve accounts, operating accounts, trust accounts, trust receivable accounts or other accounts of any kind or nature into which funds of the Company (including funds in which the Company maintains a contingent or residual interest) or any such Subsidiary are deposited from time to time, and such
SCHEDULE 3.35 correctly identifies the name and address of each depository, the name in which each account is held, the purpose of the account and the account number. The Company will promptly notify the Purchaser and supplement
SCHEDULE 3.35 as new accounts are established, and the Purchaser is hereby authorized to attach such supplements to such Schedule delivered by the Company.

     3.36 TAX STATUS OF SECURITIZATION TRANSACTIONS. None of the trusts created by or on behalf of the Company in connection with any Securitization Transactions are, or will be, classified as an association taxable as a corporation under the IRC or is, or will be, otherwise taxed as a separate entity for federal income tax purposes.

     3.37 BURDENSOME OBLIGATIONS; FUTURE EXPENDITURES. Neither the Company nor any of its Subsidiaries is a party to or bound by any agreement (including, without limitation, the Material Contracts listed on SCHEDULE 3.14(a)), instrument, deed or lease or is subject to any charter, bylaw or other restriction, commitment or requirement which, in the opinion of its management, is so unusual or burdensome that in the foreseeable future it could have, or cause or create a material risk of having or causing, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries anticipates that the future expenditures, if any, by the Company and its Subsidiaries needed to meet the provisions of any Applicable Laws will be so burdensome as to have or cause, or create a material risk of having or causing, a Material Adverse Effect.

     3.38 FSA INDEBTEDNESS AND LIABILITIES. None of the Company, any of its Subsidiaries or any trust maintained in connection with any Securitization Transactions occurring prior to the Closing Date has any Indebtedness to FSA (or any Affiliate of FSA) pursuant to any agreement, commitment or arrangement to which FSA is a party, other than Indebtedness incurred in connection with Securitization Transactions of the type which the Company believes is customary in similar securitization transactions insured by FSA, the assets of which consist solely of Automobile Contracts.

     3.39 CHARGES TO NET INTEREST RECEIVABLE. Neither the Company nor any of its Subsidiaries has taken, or is required by the terms of SFAS 125 to take, any charge with respect to any portion of the Net Interest Receivables.

     3.40 SEC DOCUMENTS; UNDISCLOSED LIABILITIES. The Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since December 31, 1993 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to the Company SEC Documents, and none of the Company SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q and the SEC) applied on a consistent basis during the periods involved and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Such financial statements reflect appropriate reserves established for all Automobile Contracts and general ledger accounts in accordance with GAAP. All material information regarding the "Year 2000" issue is fully and adequately disclosed in the Company's SEC Documents.

     3.41 DISCLOSURE. After due inquiry of the directors, executive officers and employees of the Company having knowledge of the matters represented, warranted or stated herein, no representation, warranty or other statement made by or on behalf of the Company, its Subsidiaries or its or their respective representatives and agents to the Purchaser, whether written or oral, whether included in any materials provided to the Purchaser prior to the date hereof or included in this Agreement or any Related Agreement or in any Exhibit or Schedule or in any other document or instrument delivered at any time prior to the Closing, is, or will be, untrue with respect to any material fact or omits, or will omit, to state a material fact necessary in order to make the statement made herein or therein, in light of the circumstances in which such statement was made, not misleading. The information contained in each of the management questionnaires completed by certain officers and directors of the Company and delivered to the Purchaser in connection with the transactions contemplated by this Agreement is true and correct.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company that the following statements are true and complete as of the date hereof.

     4.1 ORGANIZATION AND GOOD STANDING. The Purchaser is a limited partnership formed and validly existing under the laws of the State of California, and has all requisite power and authority to enter into this Agreement and each Related Agreement to which it is a party and to consummate the transactions contemplated hereby.

     4.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and of each of the Related Agreements to which the Purchaser is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser.

     4.3 DUE EXECUTION AND DELIVERY; BINDING OBLIGATIONS. This Agreement has been duly executed and delivered by the Purchaser. This Agreement is, and at the time of the Closing each of the Related Agreements to which the Purchaser is a party will be, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

     4.4 NO VIOLATION. The execution, delivery and performance by the Purchaser of this Agreement and each of the Related Agreements to which the Purchaser is a party, and the consummation of the transactions contemplated hereby, do not violate (a) the limited partnership agreement of the Purchaser as in effect on the date hereof, (b) any law, statute, rule or regulation applicable to the Purchaser, (c) any order, ruling, judgment or decree of any Governmental Authority binding on the Purchaser or (d) any term of any material indenture, mortgage, lease, agreement or instrument to which the Purchaser is a party.

     4.5 INVESTMENT INTENT. The Purchaser is acquiring the Securities for its own account, for investment purposes, and not with a view to or for sale in connection with any distribution thereof. The Purchaser understands that the Securities have not been registered under the Securities Act or registered or qualified under any state securities law in reliance upon specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein.

     4.6 ACCREDITED INVESTOR STATUS. The Purchaser is an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Securities Act). By reason of its business and financial experience, the Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Securities, has the capacity to protect its own interests and is able to bear the economic risk of such investment. The Purchaser has had an opportunity to review the books and records of the Company and to ask questions of representatives of the Company concerning the terms and conditions of the transactions contemplated by this Agreement.

     4.7 GOVERNMENTAL CONSENTS. The execution and delivery by the Purchaser of this Agreement and each of the Related Agreements to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby, do not and will not require any Consent of any Governmental Authority.

5.   CONDUCT PRIOR TO CLOSING.

     5.1 CONDUCT OF BUSINESS PRIOR TO CLOSING. Without the prior written consent of the Purchaser, from and after the date of this Agreement until the Closing, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course. Notwithstanding the foregoing and except as contemplated hereby, the Company shall not, and shall not permit any of its Subsidiaries to:

          (a)  waive or release any right or any debt owed to it;

          (b)  satisfy or discharge any Lien or pay any obligation;

          (c) change or amend any contract or arrangement by which the Company or any Subsidiary or any of their properties or assets is bound or subject;

          (d) effect any act or omission which could have a Material Adverse Effect;

          (e) create any contingent obligation, by way of guarantees or otherwise;

          (f) declare or pay any dividend or other distribution or payment in cash, stock or property in respect of shares of its Capital Stock, or adopt or consider any plan or arrangement with respect thereto or make any direct or indirect redemption, retirement, purchase or other acquisition of any of its Capital Stock or split, combine or reclassify its outstanding shares of Capital Stock;

          (g) issue any shares of Capital Stock or any Option Rights or Convertible Securities (other than shares of Common Stock issued upon the exercise of (i) stock options issued under the Existing Stock Plans and (ii) Convertible Securities and Option Rights set forth on SCHEDULE 3.8);

          (h)  (i) increase the compensation of any officer or key employee;
(ii) adopt any new employee benefit plan; or (iii) enter into any new employment or consulting agreement;

          (i) (i) incur any Indebtedness; (ii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any asset of the Company with a value exceeding $10,000 individually, and $50,000 in the aggregate; (iii) purchase or acquire any business or any securities or assets of a business; (iv) enter into any joint venture or partnership; (v) settle any material litigation or waive or relinquish any material right or benefit; or (vi) accelerate payments on any Indebtedness;

          (j) make any Capital Expenditures in excess of $25,000 in the aggregate;

          (k) fail to preserve intact the business organization of the Company and each of its Subsidiaries, fail to keep available the services of their operating personnel, or fail to preserve the goodwill of those having business relationships with the Company or its Subsidiaries, including, without limitation, customers;

          (l)  fail to maintain its books and records in accordance with GAAP;
or

          (m) take any action which would be prohibited by any of the Related Agreements determined as if the transactions contemplated by this Agreement had been consummated.

     In addition, the Company shall notify the Purchaser in writing of the occurrence of any Material Adverse Effect or breach of the representations and warranties of the Company under this Agreement within one (1) day following the occurrence thereof.

     5.2 ACCESS TO INFORMATION AND DOCUMENTS. From and after the date of this Agreement until the Closing, the Company and each of its Subsidiaries shall give the Purchaser and its representatives and agents full access during normal business hours to the properties, documents, books and records of the Company and each of its Subsidiaries, and shall furnish the Purchaser with such information concerning the Company and each of its Subsidiaries as the Purchaser may request.

     5.3 COVENANT TO CLOSE. Each of the Company and the Purchaser shall use its best efforts to consummate the transactions contemplated by this Agreement pursuant to the terms hereof. Without limiting the generality of the foregoing, the Company shall use its best efforts to obtain all Consents from third parties which are required to be obtained in connection with the consummation of each of the transactions contemplated by this Agreement, including, without limitation, any Consents of the holders of any Indebtedness of the Company or of its Subsidiaries for the purpose of ensuring the incurrence by the Company of the Indebtedness evidenced by the Note.

6. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligation of the Purchaser to consummate the transactions contemplated hereby, including, without limitation, to purchase the Note, is subject to the satisfaction, prior to or at the Closing, of the conditions set forth in this SECTION 6; PROVIDED, HOWEVER, that any or all of such conditions may be waived, in whole or in part, by the Purchaser in its sole and absolute discretion:

     6.1 REPRESENTATIONS AND WARRANTIES; NO DEFAULT. Each of the representations and warranties made by the Company contained in this Agreement shall be true and correct in all material respects as of the date made, and shall be true and correct in all material respects as of the Closing Date, with the same effect as if made on and as of the Closing Date, the Company shall have performed or satisfied each of its covenants, agreements and obligations hereunder to be performed or satisfied by it on or prior to the Closing Date, and there shall not exist on the Closing Date any Default or Event of Default. The Company shall have delivered to the Purchaser an officers' certificate, signed by the President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of the Company, dated as of the Closing Date, to such effect and to the effect that each of the applicable conditions set forth in this SECTION 6 has been satisfied and fulfilled.

     6.2 PURCHASE PERMITTED BY APPLICABLE LAWS. The consummation of the transactions contemplated by this Agreement shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws, and shall not be enjoined (temporarily or permanently) under, or prohibited by or contrary to, any injunction, order or decree. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal and state securities laws.

     6.3 NO MATERIAL ADVERSE CHANGES. Since September 30, 1998, there shall not have occurred any Material Adverse Change.

     6.4 NO JUDGMENT OR ORDER. There shall not be any judgment, ruling or order of any Governmental Authority which, in the judgment of the Purchaser, would prohibit the delivery of the Securities or subject the Purchaser to any penalty if the Securities were to be delivered hereunder.

     6.5 OPINION OF COUNSEL. The Purchaser shall have received an opinion letter of Troy & Gould, special counsel to the Company, dated as of the Closing Date and addressed to the Purchaser, in form and substance satisfactory to the Purchaser.

     6.6 DELIVERY OF DOCUMENTS. The Company shall have delivered to the Purchaser the following documents:

          (a) This Agreement, duly executed by the Company, together with the Disclosure Schedules (PROVIDED that the Purchaser will deliver SCHEDULE 2.2);

          (b)  The Note, duly executed by the Company;

          (c)  The Primary Warrant, duly executed by the Company;

          (d) A Registration Rights Agreement, in substantially the form of EXHIBIT C (the "Registration Rights Agreement"), duly executed by the Company;

          (e) The Investor Rights Agreement, duly executed by the Company, Charles E. Bradley, Sr., Charles E. Bradley, Jr. and Jeffrey P. Fritz;

          (f) A second amendment to the ESFR Agreement, in form and substance satisfactory to the Purchaser ("ESFR Amendment No. 2"), duly executed by the Company and the ESFR Lenders, pursuant to which, among other things, the ESFR Lenders consent to or permit the incurrence by the Company of the Indebtedness evidenced by the Note; and

          (g) A Secretary's Certificate of the Company, duly executed by the Secretary and the President and Chief Executive Officer of the Company, in form and substance satisfactory to the Purchaser.

     6.7  STANWICH TRANSACTIONS.

          (a) The Company shall have delivered to the Purchaser the Stanwich Purchase Option, duly executed by Stanwich and the Company.

          (b) The Company shall have delivered to the Purchaser, in form and substance satisfactory to the Purchaser and duly executed by the Company, Stanwich and Poole, as the case may be: (i) a debt restructure agreement, in substantially the form of EXHIBIT G (the "Stanwich Debt Restructure Agreement");
(ii) copies of the "Stanwich Replacement Note" and the "Poole Replacement Note" (as such terms are defined in the Stanwich Debt Restructure Agreement); and
(iii) the "Consolidated Registration Rights Agreement" (as such term is defined in the Stanwich Debt Restructure Agreement);

          (c) The Company shall have delivered to the Purchaser the Addendum to this Agreement, duly executed by Stanwich, with respect to the covenants and obligations of Stanwich under SECTION 8.24; and

          (d) The Company shall have delivered to the Purchaser a Subordination Agreement, in substantially the form of EXHIBIT H (the "Stanwich Subordination Agreement"), duly executed by Stanwich, Poole, the Purchaser and the Company.

     6.8 CLOSING AND OTHER FEES. The Company shall have paid to the Purchaser, in immediately available funds, a non-refundable, non-accountable closing fee of $700,000.00 (which closing fee may be withheld by the Purchaser from the proceeds of the Note and which withholding shall constitute payment in full of the Company's obligation with respect to such closing fee), and all costs and expenses provided for in SECTION 12.15.

     6.9 DUE DILIGENCE. The Purchaser shall have completed its due diligence review of the Company, the Subsidiaries and their respective Affiliates to the Purchaser's satisfaction.

     6.10 CLOSING DATE. The Closing Date shall occur on or before November 18, 1998.

     6.11 CERTAIN FSA AND ESFR WAIVERS; ESFR FEES.

          (a) The Company shall have delivered to the Purchaser a waiver, in form and substance reasonably satisfactory to the Purchaser, duly executed by FSA, under which FSA waives the Insurance Agreement Event of Default occurring as of September 30, 1998;

          (b) The Company shall have delivered to the Purchaser a waiver, in form and substance reasonably satisfactory to the Purchaser, duly executed by FSA, under which FSA waives the Insurance Agreement Event of Default occurring as of October 31, 1998;

          (c) The Company shall have delivered to the Purchaser a waiver or consent, in form and substance reasonably satisfactory to the Purchaser, duly executed by the ESFR Agent and the ESFR Lenders (such condition precedent may satisfied if such waiver or consent is included in ESFR Amendment No. 2); and

          (d) The Company shall have delivered to the Purchaser written evidence of payment by the Company to the ESFR Agent of the fees and expenses required to be paid by the Company under ESFR Amendment No. 2.

     6.12 FINANCIAL PROJECTIONS. The Company shall have delivered to the Purchaser financial projections of the Company and its Subsidiaries for the three (3) year period ending December 31, 2001, as previously approved by the Purchaser, accompanied by an officer's certificate specifying, among other things, the assumptions on which such financial projections are based, duly executed by the Chief Financial Officer of the Company, in form and substance satisfactory to the Purchaser.

     6.13 CPS OPERATING PLAN. The Company shall have delivered to the Purchaser an operating plan, in reasonable detail and on terms acceptable to the Purchaser (the "CPS Operating Plan"), accompanied by an officer's certificate, duly executed by the Chief Financial Officer of the Company, in form and substance satisfactory to the Purchaser.

     6.14 BOARD REPRESENTATIVE. The Company shall have caused a representative of the Purchaser, who shall be designated by the Purchaser prior to the Closing, to have been duly elected or appointed as a member of the Board of Directors of the Company prior to or as of the Closing.

     6.15 THIRD PARTY CONSENTS. The Company and each of its Subsidiaries shall have obtained all Consents required to be obtained in connection with the transactions contemplated by this Agreement (including, without limitation, the Consents contemplated by SECTION 5.3), including, without limitation, any Consent under the Bank of America Facility, and the Purchaser shall have approved the terms and conditions thereof.

     6.16 DOCUMENTS IN SATISFACTORY FORM. All proceedings taken by the Company and any of its Subsidiaries in connection with the transactions contemplated by this Agreement, all agreements, instruments and other documents specifically referenced in this SECTION 6, and all other agreements, instruments and other documentation which the Purchaser may request in connection with the transactions contemplated by this Agreement, shall be in form and substance satisfactory to the Purchaser, all such documents, where appropriate, to be counterpart originals and/or certified by proper authorities, corporate officials and other Persons. Without limiting the generality of the foregoing, such arrangements shall have been made as may be requested by the Purchaser to ensure that the proceeds from the sale of the Note are applied in the manner set forth in SCHEDULE 2.4, including, without limitation, provision for the direct payment of the obligations of the Company to be paid from such proceeds as provided in SECTION 12.15, the withholding of fees payable to the Purchaser as provided in SECTION 12.15 and the segregation of funds to be paid to third parties concurrent with or following the Closing.

7. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the transactions contemplated hereby is subject to the satisfaction, prior to the Closing, of the conditions set forth in this SECTION 7; PROVIDED, HOWEVER, that any or all of such conditions may be waived, in whole or in part, by the Company in its sole and absolute discretion:

     7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date, and the Purchaser shall have performed or satisfied all of its covenants and agreements hereunder to be performed or satisfied on or prior to the Closing Date.

     7.2 PURCHASE PERMITTED BY APPLICABLE LAWS. The consummation of the transactions contemplated by this Agreement shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws, and shall not be enjoined (temporarily or permanently) under, or prohibited by or contrary to, any injunction, order or decree. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal and state securities laws.

     7.3 NO MATERIAL JUDGMENT OR ORDER. There shall not be any judgment, ruling or order of any Governmental Authority which, in the reasonable judgment of the Company, would prohibit the delivery of the Securities or subject the Company or its Subsidiaries to any material penalty if the Securities were to be delivered hereunder.

     7.4 PAYMENT FOR SECURITIES. The Purchaser shall have (a) paid the Purchase Price as required by SECTION 2.3 and (b) surrendered the Bridge Warrant for cancellation by the Company.

     7.5 STANWICH PURCHASE OPTION. The Purchaser shall deliver to the Company the Stanwich Purchase Option, duly executed by the Purchaser.

8. AFFIRMATIVE COVENANTS. The Company covenants and agrees that, so long as any Obligations to Purchaser remain outstanding or the Purchaser owns or has the right to acquire at any time, directly or indirectly, five percent (5%) or more of the issued and outstanding Common Stock, the Company shall perform, comply with and observe the covenants set forth in this SECTION 8.

     8.1 PAYMENTS WITH RESPECT TO THE NOTE. The Company shall pay all principal of, premium, if any, interest and other amounts due pursuant to the terms of the Note on the dates and in the manner provided for therein including, without limitation, all mandatory prepayments of principal of and interest on the Note as specifically required under the terms of the Note.

     8.2  INFORMATION COVENANTS.  The Company shall furnish to the Purchaser:

          (a) Within ninety (90) days after the end of each fiscal year of the Company, (i) the audited consolidated and consolidating balance sheets of the Company and its Subsidiaries at the end of such year, and (ii) the related audited consolidated and consolidating statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in comparative form with respect to such financial statements figures for the previous fiscal year, all in reasonable detail, together with the opinion thereon of independent public accountants selected by the Company and reasonably satisfactory to the Purchaser (it being understood that the current accountants of the Company are satisfactory to the Purchaser), which opinion shall be unqualified and shall state that such financial statements have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes, if any, which shall be specified and approved by the Purchaser in advance of the delivery of such opinion) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards; PROVIDED, HOWEVER, that such accountants' certification may be limited to the consolidated financial statements, in which case the consolidating financial statements shall be certified by the Chief Financial Officer of the Company;

          (b) (i) Within forty-five (45) days after the end of each of the first three (3) quarterly accounting periods in each fiscal year of the Company,
(A) the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period, and (B) the related unaudited consolidated and consolidating statements of income and cash flows for such period and for the period from the beginning of the current fiscal year to the end of such period, all in reasonable detail and signed by the Chief Financial Officer of the Company; (ii) no later than the ninth business day of each calendar month, a copy of the ESFR Compliance Certificate required to be delivered to each ESFR Lender pursuant to Section 5.1(b)(x) of the ESFR Agreement, together with a statement, signed by the Chief Financial Officer of the Company, certifying that no event or condition which constitutes a Default or Event of Default exists; (iii) no later than the seventh Business Day of each calendar month, a copy of the Pool Summary report (as such term is defined in the ESFR Agreement) required to be delivered to each ESFR Lender pursuant to
Section 5.1(b)(y) of the ESFR Agreement; and (iv) within thirty (30) days after the end of each calendar month, a copy of the Company's monthly financial statement package for the immediately preceding month, including, without limitation, (A) a balance sheet as of the end of such preceding month, (B) related unaudited statements of income and cash flows for such preceding month, setting forth in comparative form with respect to such financial statements figures for the month immediately preceding such month and for the corresponding period in the prior year, (C) financial ratios, (D) a headcount analysis, (E) an executive summary report, (F) an originations report and (G) portfolio performance data, in each of clauses (A) through (G) in form acceptable to the Purchaser;

          (c)  Together with the financial statements delivered pursuant to
SECTION 8.2(a), (i) a copy of the statement required to be delivered to each ESFR Lender pursuant to Section 5.1(c) of the ESFR Agreement, and (ii) a statement, signed by the Chief Financial Officer of the Company, to the effect that he has reviewed the provisions of this Agreement and has no knowledge of any event or condition which constitutes a Default or Event of Default or, if he has such knowledge, specifying the nature and period of existence thereof;

          (d) Promptly (but not later than three (3) Business Days) upon it becoming available, a copy of the Company's annual USAP Audit;

          (e) Promptly (but not later than three (3) Business Days) upon their becoming available, copies of all filings by the Company or any of its Subsidiaries, or by any party in connection with any Securitization Transactions, with the SEC, or any periodic or special reports filed with any other Governmental Authority, and copies of any material notices and other material communications from the SEC or from any other Governmental Authority which specifically relate to the Company or any of its Subsidiaries;

          (f) Promptly (but not later than three (3) Business Days) upon receipt thereof, copies of all audit reports and management letters, if any, submitted to the Company or any of its Subsidiaries by independent public accountants in connection with each interim or special audit of the books of the Company or any of its Subsidiaries made by such accountants and copies of all financial statements, reports, notices and proxy statements, if any, sent by the Company to its shareholders;

          (g) Immediately, notice of: (i) the institution or commencement of any action, suit, proceeding or investigation by or against or affecting the Company, any of its Subsidiaries or any of its or their respective assets, including, without limitation, any action, suit, proceeding or investigation involving the SEC or Nasdaq; (ii) any litigation or proceeding instituted by or against the Company or any of its Subsidiaries, or any judgment, award, decree, order or determination relating to any litigation or proceeding involving the Company or any of its Subsidiaries; (iii) the imposition or creation of any Lien against any asset of the Company or any of its Subsidiaries; (iv) any reportable event under ERISA, together with a statement of the Chief Executive Officer, Chief Financial Officer and/or Controller of the Company as to the details thereof and a copy of its notice thereof to the PBGC; (v) any known release or threat of release of Hazardous Materials on or onto any Real Property or the incurrence of any expense or loss in connection therewith or upon the Company's obtaining knowledge of any investigation, action or the incurrence of any expense or loss by any Governmental Authority in connection with the containment or removal of any Hazardous Materials for which expense or loss the Company may be liable or potentially responsible (all such notices shall describe the nature of any lawsuit);

          (h) Immediately upon receipt or issuance by the Company or any of its Subsidiaries, copies of all reports, covenant compliance certificates, budgets, projections, requests for waivers, notices of default, requests for amendments or other material correspondence issued in connection with or relating to any agreements, instruments or other documents evidencing or governing any Subordinated Indebtedness and, to the extent not inconsistent with any confidentiality provisions, any agreement to which any Credit Enhancer

(including, without limitation, FSA or any Affiliate of FSA) is a party and any other agreement to which the Company or any of its Subsidiaries is now or hereafter a party relating to Indebtedness;

          (i) No later than the ninth business day of each calendar month, a certificate of the Chief Financial Officer and the Secretary of the Company, in substantially the form of EXHIBIT E (a "Compliance Certificate"), duly completed and setting forth the calculations required to establish compliance with the financial covenants set forth in ANNEX A; and

          (j) Within ninety (90) days after the end of each fiscal year of the Company, an analysis that supports the appropriate balance sheet reserves established against the "on-balance sheet" Automobile Contracts, signed by the Chief Financial Officer of the Company.

          In addition to the financial information described above, the Company will also furnish or cause to be furnished or made available to the Purchaser such other information regarding the business, affairs and condition of the Company and its Subsidiaries as the Purchaser may from time to time reasonably request.

     The documents and other information which are required to be delivered to the ESFR Lenders under the ESFR Agreement and, under this SECTION 8.2, to the Purchaser shall be delivered to the Purchaser in accordance with the terms of this SECTION 8.2, notwithstanding that such documents or other information is no longer required to be delivered to the ESFR Lenders or the ESFR Agreement is amended in accordance with SECTION 9.11(a) or terminated after the date hereof.

     8.3 FINANCIAL COVENANTS. The Company shall, on a consolidated basis with its Subsidiaries, maintain the financial covenants set forth in ANNEX A.

     8.4 PERFORMANCE OF THE RELATED AGREEMENTS. The Company covenants to perform, comply with and observe all of its obligations under each of the Related Agreements to which it is a party.

     8.5 CPS OPERATING PLAN. The Company shall, and shall cause its Subsidiaries to, implement the CPS Operating Plan in accordance with its terms and provisions and on the time table set forth therein. Without limiting the generality of the foregoing, the Company shall (a) sell, dissolve or otherwise dispose of its entire interest in CPS Leasing, Inc., Samco Acceptance Corp. and LINC Acceptance LLC within the time table set forth therein and (b) restrict future cash flows from the Company to its Subsidiaries, all in accordance with the terms of the CPS Operating Plan.

     8.6  AGREEMENT WITH FSA.

          (a) Within ten (10) Business Days following the Closing Date, the Company shall (i) enter into an agreement with FSA with respect to the first Securitization Transaction to be completed by the Company following the Closing Date, in form and substance reasonably satisfactory to the Purchaser, providing for, among other things, no more than a 3.0% initial cash deposit (increasing to no greater than a 21.0% cash deposit) in the "Spread Account" relating to such first Securitization Transaction; (ii) use its best efforts to enter into an agreement with FSA with respect to the second Securitization Transaction to be completed by the Company following the Closing Date, in form and substance reasonably satisfactory to the Purchaser, providing for, among other things, no more than a 3.0% initial cash deposit (increasing to no greater than a 21.0% cash deposit) in the "Spread Account" relating to such second Securitization Transaction; and (iii) enter into an agreement with FSA, in form and substance reasonably satisfactory to the Purchaser, providing for a "AAA"-rated securitization structure effective through March 31, 1999, allowing for at least $450,000,000 in cumulative Securitization Transactions.

          (b) The Company shall complete its first Securitization Transaction following the Closing Date prior to or on November 30, 1998, pursuant to the agreement with FSA referred to in SECTION 8.6(a)(i), in an aggregate amount of not less than $300,000,000 of Automobile Contract originations.

     8.7 REPAYMENT OF NAB LOANS. The Company shall cause the NAB Loans to be repaid in full on or prior to December 31, 1998.

     8.8 KEY-MAN LIFE INSURANCE. On or prior to December 31, 1998, the Company shall procure a key-man life insurance policy, from a financially sound and reputable insurance company, on the life of Charles E. Bradley, Jr., the President and Chief Executive Officer of the Company, in an amount equal to $10,000,000, and shall cause the Purchaser to be named as the sole loss payee on such insurance policy. The Company shall be obligated to maintain such insurance policy so long as any Obligations to Purchaser remain outstanding.

     8.9 LEGAL EXISTENCE; FRANCHISES; COMPLIANCE WITH LAWS. The Company shall, and shall cause its Subsidiaries to, (a) maintain its corporate existence and business; (b) maintain all properties which are reasonably necessary for the conduct of such business, now or hereafter owned, in good repair, working order and condition; (c) take all actions necessary to maintain and keep in full force and effect all of its Licenses and Permits; and (d) comply in all material respects with all Applicable Laws in respect of the conduct of its business and the ownership of its properties in the states in which it conducts its business; PROVIDED, HOWEVER, that nothing in this SECTION 8.9 shall be interpreted to restrict or in any manner affect the Company's or any of its Subsidiaries' ability to elect to discontinue any line of business or to discontinue doing business in any state if the Board of Directors of the Company or of such Subsidiary, as the case may be, deems such discontinuance to be in its or their best interests.

     8.10 BOOKS, RECORDS AND INSPECTIONS. The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and complete entries in conformity with GAAP and all requirements of Applicable Laws shall be made of all dealings and transactions in relation to its business and activities. The Company shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives and/or agents of the Purchaser to visit and inspect any of the properties of the Company or such Subsidiaries, and to examine the books of account of the Company or such Subsidiaries and discuss the affairs, finances and accounts of the Company or such Subsidiaries with, and be advised as to the same by, its officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Purchaser may request.

     8.11 MAINTENANCE OF PROPERTY; INSURANCE. The Company shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance in at least such amounts, of such character and against at least such risks as is usually maintained by companies of established repute engaged in the same or a similar business in the same general area. Such insurance shall include, without limitation, fire and extended coverage, public liability, property damage, workers' compensation, flood insurance (if the Purchaser determines that such insurance is required by Applicable Laws), earthquake loss insurance (if required by the Purchaser in its discretion), business interruption insurance (either for loss of revenues or for additional expenses), and insurance insuring for errors and omissions. In addition, the Company shall procure within thirty (30) days after the Closing Date, and maintain thereafter, one or more insurance policies providing at least $10,000,000 in insurance coverage for director liability, including coverage for claims under federal and state securities laws.

     8.12 TAXES. The Company shall, and shall cause each of its Subsidiaries to, pay and discharge when due all Taxes, except as contested in good faith and by appropriate proceedings if adequate reserves (in the good faith judgment of the management of the Company) have been established with respect thereto.

     8.13 ERISA. The Company shall, and shall cause its Subsidiaries to, deliver to the Purchaser, promptly, but in no event more than two (2) Business Days after any executive officer of the Company or any Subsidiary obtains knowledge of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, or "prohibited transaction", as such term is defined in Section 4975 of the IRC in connection with any plan or trust sponsored by the Company or any Subsidiary, a written notice specifying the nature of such reportable event or prohibited transaction, what action has been taken, is being taken or is proposed to be taken with respect thereto and a copy of any notice delivered to the PBGC or any excise tax return filed with the Internal Revenue Service with respect thereto, and, when known, any further action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

     8.14 PERFORMANCE OF SERVICING DUTIES; CLEAN-UP CALLS. The Company shall, and shall cause ARC and CPSRC to, comply with the provisions of its charter documents and bylaws and with the terms of the pooling and servicing agreements, instrument and other documents relating to any Securitization Transactions, and perform the duties of servicer in compliance with the terms thereof. To the extent that the Company, ARC or CPSRC has or shall have the right or ability to make a "CLEAN-UP" call under any Securitization Transaction, the Company, ARC or CPSRC will not take any such action if it would not be permitted by the terms of
Section 5.9 of the ESFR Agreement.

     8.15 MAINTENANCE OF LLCP BLOCKED ACCOUNT. If the ESFR Agreement is terminated at any time following the date hereof, the Company covenants and agrees that it will (a) establish a blocked account arrangement (the "LLCP BLOCKED ACCOUNT") with the Purchaser, on terms and conditions satisfactory to the Purchaser and with a bank acceptable to the Purchaser, to, among other things, collect payments due to the Company of proceeds from any "Spread Accounts" relating to Securitization Transactions, and (b) execute and deliver, and cause all necessary Persons to execute and deliver, all such agreements, instruments or other documents as may be necessary (or deemed necessary by the Purchaser) to ensure that such trustee or paying agent is directed to make payments due to the Company from such "Spread Accounts" directly into the LLCP Blocked Account. The Company agrees that it will cooperate with the Purchaser to establish payment procedures that are substantially similar to the procedures established under or in connection with the ESFR Agreement.

     8.16 COMMUNICATION WITH ACCOUNTANTS. The Company authorizes the Purchaser to communicate directly with the Company's independent certified public accountants, and authorizes such accountants to disclose to the Purchaser any and all financial statements and other supporting financial documents and schedules as the Purchaser may request.

     8.17 COMPLIANCE WITH LEASEHOLDS. The Company shall, and shall cause each of its Subsidiaries to, make all payments and otherwise perform all of its obligations under all leases of real property to which the Company or any such Subsidiary is a party, keep such leases in full force and effect and not permit such leases to expire, lapse or be terminated (or any rights to renew such leases to be forfeited or canceled), notify the Purchaser of any default by any party thereto and cooperate with the Purchaser in all respects to cure any such default.

     8.18 COMPLIANCE WITH MATERIAL CONTRACTS. The Company shall, and shall cause each of its Subsidiaries to, perform, comply with and observe all terms and provisions of each Material Contract (including, without limitation, any Subordinated Debt Agreements) to be performed, complied with or observed by it, maintain each Material Contract in full force and effect, enforce each Material Contract in accordance with its terms and take all actions to such end as the Purchaser may request from time to time. Upon the request of the Purchaser, the Company shall, and shall cause each of its Subsidiaries to, make such demands or requests for information and reports or action of each other party to each Material Contract as the Company shall be entitled to make under such Material Contract. Without limiting the generality of the foregoing, the Company shall, and shall cause each of its Subsidiaries to, take and cause to be taken all actions necessary to enforce its rights under any employment agreements, non-competition, non-solicitation and/or confidentiality agreements to which the Company or any such Subsidiary is a party and file any action or lawsuit to enforce the same within thirty (30) days of its becoming aware that any violation of any of the same has occurred.

     8.19 FURTHER ASSURANCES. From time to time after the date hereof, the Company will execute and deliver, and will cause any of its Subsidiaries and any other Persons to execute and deliver, such additional instruments, certificates and documents, and will take all such actions, as the Purchaser may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement, the Note or any other Related Agreement. Upon exercise by the Purchaser of any power, right, privilege or remedy pursuant to this Agreement or any Related Agreement which requires any Consent, the Company will execute and deliver, and will cause any of its Subsidiaries and any other Persons to execute and deliver, all applications, certifications, instruments and other documents and papers that may be required to be obtained for such Consent.

     8.20 FUTURE INFORMATION. All data, certificates, reports, statements, documents and other information furnished by or on behalf of the Company, any of its Subsidiaries or any of its or their respective representatives or agents to the Purchaser in connection with this Agreement, the Related Agreements or the transactions contemplated hereby and thereby, at the time the information is so furnished, shall not contain any untrue statement of a material fact, shall be complete and correct in all material respects to the extent necessary to give the Purchaser sufficient and accurate knowledge of the subject matter thereof, and shall not omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such information is furnished.

     8.21 NEW SENIOR CREDIT FACILITY.

          (a) The Company shall, on or prior to December 31, 1999, enter into the New Senior Credit Facility, pay all Indebtedness then outstanding under the ESFR Agreement and cause the termination of the ESFR Agreement and the release and reconveyance of all Liens created or existing in favor of the ESFR Agent and/or the ESFR Lenders under the ESFR Agreement; PROVIDED, HOWEVER, that the Company shall use its reasonable best efforts to perform and complete all such matters, and cause the New Senior Facility Establishment Date to occur, as soon as practicable.

          (b) At least twenty (20) days prior to the proposed New Senior Facility Establishment Date, the Company shall notify the Purchaser in writing that it intends to enter into the New Senior Credit Facility, stating the material terms thereof and the closing date, and will furnish to the Purchaser at such time copies of the agreements, instruments and other documents that will evidence or govern the New Senior Credit Facility. In addition, if the Company shall not have established an escrow account pursuant to SECTION 5(a) of the Note prior to the date of such written notice, the Company shall, at least fifteen
(15) days prior to the proposed New Senior Facility Establishment Date, establish a separate interest-bearing escrow account with a bank or other financial institution, as escrow agent, on terms and conditions satisfactory to the Purchaser, and deposit therein an aggregate amount (the "Escrow Deposit") equal to (i) $2,419,985.51 (the "Base Payment"), PLUS (ii) all accrued and unpaid interest on this Note through and including the proposed New Senior Facility Establishment Date, PLUS (iii) the premium of $419,790.00 referred to in SECTION 5(a) of the Note. The terms and conditions of such escrow shall include, without limitation, that: (A) the Escrow Deposit shall remain in the escrow account until the next annual meeting of shareholders of the Company (the "Shareholder Meeting") held for the purposes of, among other things, approving the issuance by the Company of the Excess Warrant Shares, (B) if, at the Shareholder Meeting, the shareholders approve the issuance of the Excess Warrant Shares, the Escrow Deposit shall be released to the Company, and (C) if, at the Shareholder Meeting, the shareholders fail to approve the issuance of the Excess Warrant Shares, the Escrow Deposit shall be released to the Purchaser. In addition, if, at the Shareholder Meeting, the shareholders fail to approve the issuance of the Excess Warrant Shares, the Purchaser's principal term commitment under the New Senior Credit Facility will be the lesser of (x) $25,000,000 and
(y) the principal balance of the Note outstanding immediately prior to the New Senior Facility Establishment Date, in each case LESS the Escrow Deposit.

          (c) From and after June 1, 1999 and until the occurrence of the New Senior Facility Establishment Date, the Company agrees to pay to the Purchaser in cash, with respect to each calendar month (or portion thereof) set forth below, an extension payment (the "Extension Payment") in the amount set forth opposite such calendar month:


                                                              Extension
          Calendar Month Ending:                               Payment
          ----------------------                               -------
          June 30, 1999 . . . . . . . . . . . . . . . . .      $10,000
          July 31, 1999 . . . . . . . . . . . . . . . . .       20,000
          August 31, 1999 . . . . . . . . . . . . . . . .       30,000
          September 30, 1999  . . . . . . . . . . . . . .       40,000
          October 31, 1999  . . . . . . . . . . . . . . .       50,000
          November 30, 1999 . . . . . . . . . . . . . . .       60,000
          December 31, 1999 . . . . . . . . . . . . . . .       70,000

     Each Extension Payment shall be due and payable on the Interest Payment Date (as defined in the Note) relating to the applicable calendar month (or portion thereof). The Extension Payment due with respect to the calendar month during which the New Senior Facility Establishment Date shall occur shall be prorated (based upon the number of days prior to the New Senior Facility Establishment Date).

          (d) The Company shall not, and shall not permit any of its Subsidiaries to, take any action which would restrict or otherwise prohibit the occurrence of the New Senior Facility Establishment Date or the establishment of the New Senior Credit Facility.

     8.22 YEAR 2000 COMPATIBILITY. No later than March 31, 1999, the Company and its Subsidiaries shall have taken all such actions that are necessary to ensure that the computer-based systems used by the Company and its Subsidiaries in the conduct of their respective businesses operate with respect to, and effectively process, data (which includes dates) after December 31, 1999, and the Company shall, at the request of the Purchaser, demonstrate to the Purchaser's reasonable satisfaction the Company's compliance with this SECTION 8.22.

     8.23 NASDAQ LISTING. The Company shall do or cause to be done all things necessary to maintain the listing of its Common Stock on the Nasdaq National Market System ("Nasdaq") (or, if the Company so elects, maintain a listing of its Common Stock on the New York Stock Exchange).

     8.24 STANWICH COMMITMENT.

          (a) Stanwich hereby commits to make an investment in the Company, or will cause an independent third party (I.E., a Person that is not an Affiliate of, or related to, the Company, Stanwich or any of its shareholders) to make an investment in the Company, within 120 days following the Closing Date, of not less than $15,000,000 (whether in the form of debt or equity); PROVIDED, HOWEVER, that the aggregate net cash proceeds from such investment shall be no less than $14,400,000 (the provisions of this SECTION 8.24, together with any agreements, instruments or other documents containing such terms and conditions, being referred to herein as the "Stanwich Commitment"). The terms and conditions of the Stanwich Commitment shall be approved by a majority of the disinterested members of the Board of Directors of the Company, subject to the terms of this SECTION 8.24; PROVIDED, HOWEVER, that if any such third party makes such investment in the form of Senior Indebtedness or Senior Subordinated Indebtedness (which includes Indebtedness evidenced by the Note), the terms and conditions of the Stanwich Commitment shall also be approved by the Purchaser (such approval not to be unreasonably withheld). If Stanwich (or any of its Affiliates) makes such investment in the form of Indebtedness, such Indebtedness shall be expressly made subordinate to the same extent as Stanwich Indebtedness other than Stanwich Indebtedness evidenced by the Pledged Notes.
Notwithstanding anything to the contrary, the Stanwich Commitment shall be subject to the limitations set forth in SECTION 9.1.

          (b) If any Pledged Notes are released from the applicable pledge, Stanwich shall, within five (5) Business Days thereafter, execute and deliver such agreements, instruments and other documents, and take such actions, at the request of the Purchaser, to cause the Indebtedness outstanding under such released Pledged Notes to be expressly made subordinate to the same extent as Stanwich Indebtedness other than Stanwich Indebtedness evidenced by the Pledged Notes.

          (c) It is expressly acknowledged by the Company and Stanwich that the Purchaser is a third party beneficiary of the agreements and commitments of Stanwich provided for in this SECTION 8.24.

9. NEGATIVE COVENANTS. In addition, the Company covenants and agrees that, so long as any Obligations to Purchaser remain outstanding or, with respect to
SECTION 9.7 through SECTION 9.12, the Purchaser owns or has the right to acquire, directly or indirectly, five percent (5%) or more of the issued and outstanding Common Stock, the Company shall perform, comply with and observe the covenants set forth in this SECTION 9.

     9.1 LIMITATIONS ON INDEBTEDNESS. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or become or remain liable in respect of any Indebtedness, except:

          (a)  Obligations to Purchaser;

          (b) Existing Indebtedness, including any refinancings, renewals, replacements, restructurings or exchanges thereof, but subject to SECTION 9.11(a);

          (c) Unsecured Subordinated Indebtedness that is expressly made subordinate in right of payment and rights upon liquidation to all Senior Indebtedness and Senior Subordinated Indebtedness (including, without limitation, the Indebtedness evidenced by the Note), in an aggregate amount not to exceed the Consolidated Net Worth (as defined in the RISRS Indenture) of the Company at any time outstanding; PROVIDED, HOWEVER, that such unsecured Subordinated Indebtedness is created or incurred on then-current "market" terms and conditions applicable to similarly issued subordinated indebtedness;

          (d) Indebtedness in the form of Capital Lease Obligations used to finance the acquisition, construction or improvement of assets of the Company or any of its Subsidiaries in an aggregate amount not to exceed $5,000,000; and

          (e)  Indebtedness under the New Senior Credit Facility.

     9.2 LIMITATIONS ON LIENS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist, any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of, or conditional sale or other title retention agreement with respect to, any real or personal property (tangible or intangible, now existing or hereafter acquired), except:

          (a)  Existing Liens;

          (b)  Permitted Liens;

          (c) Financing statements filed by any Credit Enhancer (including, without limitation, FSA) against the Company or any Subsidiary in connection with any Securitization Transactions;

          (d) Any attachment or judgment Lien not constituting an Event of Default; and

          (e) Any Lien constituting a renewal, extension or replacement of any Existing Lien, PROVIDED that the principal amount of any Indebtedness or other obligation secured by such renewal, extension or replacement Lien does not exceed the principal amount of the Indebtedness or other obligation renewed, extended or replaced.

     9.3 LIMITATIONS ON INVESTMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment, EXCEPT:

          (a)  Permitted Investments;

          (b)  The Investments and Guarantees set forth on SCHEDULE 3.12;

          (c)  The Investments described in the CPS Operating Plan;

          (d)  Automobile Contracts;

          (e) Loans and advances to employees of the Company in an amount not to exceed $1,250,000 in the aggregate at any time outstanding; PROVIDED, HOWEVER, that (i) such amount shall not exceed $1,000,000 in the aggregate at any time outstanding during the period commencing on the sixth month anniversary of the Closing Date and ending on the first year anniversary of the Closing Date; and (ii) such amount shall not exceed $750,000 in the aggregate at any time outstanding after the first year anniversary of the Closing Date; and

          (f) Indemnification agreements in favor of Credit Enhancers or underwriters executed in connection with Securitization Transactions.

     9.4 LIMITATION ON RESTRICTED PAYMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment.

     9.5 SUBSIDIARIES; CHANGES IN BUSINESS. The Company shall not, and shall not permit any of its Subsidiaries to, create any additional Subsidiaries (PROVIDED, HOWEVER, that the Company may from time to time create wholly owned, "bankruptcy remote special purpose" Subsidiaries for the sole purpose of entering into Securitization Transactions). After giving effect to the terms of the CPS Operating Plan, the Company shall not, and shall not permit its Subsidiaries to, engage in any business other than the purchasing, selling and servicing of Automobile Contracts.

     9.6 OBSERVANCE OF STANWICH SUBORDINATION PROVISIONS. The Company shall not make, or cause or permit to be made, any payments in respect of any Stanwich Indebtedness in contravention of any of the subordination provisions applicable to such Stanwich Indebtedness.

     9.7 ENVIRONMENTAL LIABILITIES. The Company shall not, and shall not permit any of its Subsidiaries to, violate any material Environmental Laws or other requirement of law, rule or regulation regarding Hazardous Materials. Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, dispose of any Hazardous Materials into or onto, or from, any Real Property, nor allow any Lien imposed pursuant to any Environmental Laws to be imposed or to remain on such Real Property, except for Liens being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are being maintained on the books of the Company or its Subsidiaries, as the case may be.

     9.8 AMENDMENTS TO SECURITIZATION TRANSACTION DOCUMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, amend, modify or change (or consent to any such amendment, modification or change), in any manner adverse to the interests of the Purchaser, any of the provisions set forth in the Securitization Transaction Documents without the prior written consent of the Purchaser. Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, consent or agree, without the prior written consent of the Purchaser, to any increase in the amount on deposit in any "Spread Accounts" so as to maintain the rating of the related Securitization Transaction.

     9.9 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any officer, director, employee or Affiliate of the Company at any time on terms that are less favorable to the Company or such Subsidiary, as the case may be, than those that might be obtained in an arm's length transaction at such time from a Person who is not an officer, director, employee or Affiliate of the Company. Any transaction between the Company, on the one hand, and any Affiliate of the Company, on the other hand, shall be unanimously approved in advance by all of the members of the Board of Directors of the Company who are not interested in the transaction; PROVIDED, HOWEVER, that no such Board approval shall be required with respect to sales of Automobile Contracts made by the Company to its Subsidiaries, or by its Subsidiaries to the Company, in the ordinary course of its business so long as such sales are made on terms that are no less favorable to the Company than those that might be obtained in an arm's length transaction with a Person who is not an Affiliate of the Company. This SECTION
9.9 shall not apply to (a) any transactions (or series of related transactions) between the Company and any officer, director, employee or Affiliate thereof which involve less than $10,000 (and less than $25,000 to any one Person) or an aggregate of $100,000 in any rolling twelve (12) month period, (b) any transactions between the Company and CARS USA, Inc. so long as such transactions are on terms that are no less favorable to the Company than those that might be obtained in an arm's length transaction from a Person who is not an Affiliate or otherwise related to the Company, (c) no more than two (2) independent transactions in any rolling twelve (12) month period between the Company and any officer, director, employee or Affiliate thereof, each of which involves $10,000 or more, but less than $100,000, if each such transaction is approved by a majority of the members of the Board of Directors of the Company who are not interested in the transaction, (d) any transaction (or series of related transactions) between the Company and any officer, director, employee or Affiliate thereof that involves $100,000 or more, if such transaction is unanimously approved by the members of the Board of Directors of the Company who are not interested in the transaction, (e) payments by the Company to Stanwich in accordance with the terms of the Stanwich Consulting Agreement, and any renewal or extension thereof which is approved by the Board of Directors of the Company, PROVIDED that the term of any such renewal or extension expires no later than December 31, 1999 and payments to be made by the Company under any such renewal or extension do not exceed the payments required to be made under the Stanwich Consulting Agreement as of the date hereof, or (f) compensation payable by the Company to Charles E. Bradley, Sr., the Chairman of the Company, and Poole, the Vice Chairman of the Company, at the annual rate of $125,000 and $75,000, respectively.

     9.10 RESTRICTION ON FUNDAMENTAL CHANGES. Without the Purchaser's prior written consent, the Company shall not, and shall not permit any of its Subsidiaries to, (a) make any change in its business objectives, purposes, structure or operations that could in any way adversely affect the repayment of the Obligations to Purchaser or have a Material Adverse Effect; (b) amend its charter or bylaws, as applicable; (c) sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a significant portion of its assets, other than dispositions of assets in the ordinary course of business consistent with past practice; (d) enter into any merger, acquisition, consolidation, reorganization or recapitalization; or (e) liquidate, wind up or dissolve.

     9.11 AGREEMENTS AFFECTING CAPITAL STOCK AND INDEBTEDNESS; AMENDMENTS TO MATERIAL CONTRACTS.

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Purchaser, (i) enter into any voting agreement, voting trust, irrevocable proxy or other agreement affecting the voting rights of shares of the Capital Stock of the Company (other than revocable proxies in connection with meetings of shareholders of the Company) or its Subsidiaries, except as contemplated by this Agreement or any Related Agreement; (ii) refinance, renew, replace, restructure or exchange any Existing Indebtedness (other than the replacement of the ESFR Agreement with the New Senior Credit Facility and the replacement or renewal of the two existing warehouse lines of credit); or (iii) amend, supplement or otherwise modify, or waive, any term or provision of any agreement, instrument or other document evidencing or governing any Indebtedness of the Company or any of its Subsidiaries (including, without limitation, the ESFR Agreement, the Indebtedness under the Bank of America Facility, any other Senior Indebtedness, the RISRS Indenture, the PENS Indenture, any Stanwich Debt Agreements or any other Subordinated Agreements).

          (b) The Company shall not, and shall not permit any of its Subsidiaries to, cancel or terminate any Material Contract (or consent to or accept any cancellation or termination thereof), amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any breach of or default under any Material Contract, or take any action in connection with any Material Contract that would impair the value of the interests or rights of the Company thereunder or that would impair the interest or rights of the Purchaser hereunder or under this Agreement or any Related Agreement.

     9.12 INDEBTEDNESS TO FSA. The Company shall not, and shall not permit any of its Subsidiaries to, have outstanding at any time Indebtedness for the payment of money of any kind or nature (whether matured or unmatured or contingent or non-contingent) to FSA or any Affiliate of FSA pursuant to any agreement to which FSA is a party, other than Indebtedness (whether matured or unmatured or contingent or non-contingent) in connection with Securitization Transactions of the type which is consistent with past practice and which the Company reasonably believes is customary in securitization transactions insured by FSA, the assets of which consist solely of Automobile Contracts.

     9.13 PAYMENT RESTRICTIONS AFFECTING CERTAIN SUBSIDIARIES. The Company shall not, and shall not permit any of its Subsidiaries (other than "bankruptcy remote special purpose" Subsidiaries formed in connection with any Securitization Transactions) to, enter into or permit to exist any agreement, instrument or other document which, directly or indirectly, prohibits or restricts in any manner, or would have the effect of prohibiting or restricting in any manner, the ability of any such Subsidiary to (a) pay dividends or make other distributions in respect of its Capital Stock owned by the Company or any other such Subsidiary, (b) pay or repay any Indebtedness owed to the Company or any other such Subsidiary, (c) make loans or advances to the Company or (d) transfer any of its properties or assets to the Company or any other such Subsidiary.

     9.14 NO INSURANCE AGREEMENT EVENT OF DEFAULT. The Company shall not permit to exist, and shall cause its Subsidiaries not to permit to exist, any Insurance Agreement Event of Default (or other event or condition which has a substantially similar meaning to such term) which is not waived by FSA or any other Credit Enhancer within the period ending on the earlier to occur of (a) the "Distribution Date" (as such term is defined in the Securitization Transaction Documents) and (b) the fifteenth day following the end of the calendar month during which such Insurance Agreement Event of Default shall occur.

10.  INDEMNIFICATION.

     10.1 TRANSFER TAXES. The Company shall pay all stamp, transfer and other similar Taxes (together in each case with interest and penalties, if any) payable or determined to be payable in connection with the execution and delivery of this Agreement or the issuance and sale of the Note and the Primary Warrant and shall hold harmless the Purchaser from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such Taxes.

     10.2 LOSSES. Whether or not the transactions contemplated by this Agreement are consummated, the Company shall indemnify and hold harmless the Purchaser and its Affiliates, employees, partners, officers, directors, representatives, agents, attorneys, successors and assigns (the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities, expenses and costs, including, without limitation, attorneys' fees and other fees and expenses incurred in, and the costs of preparing for, investigating or defending any matter (collectively, "Losses"), incurred by such Indemnified Party in connection with or arising from any breach of any warranty or the inaccuracy of any representation made by the Company or the failure of the Company to fulfill any of its agreements or undertakings under this Agreement or any Related Agreement (or any other document or instrument executed herewith or pursuant hereto). The Company shall either pay directly all Losses which it is required to pay hereunder or reimburse any Indemnified Party within ten (10) days after any request for such payment. The obligations of the Company to the Indemnified Parties under this SECTION 10 shall be separate obligations to each Indemnified Party, and the liability of the Company to such Indemnified Parties hereunder shall not be extinguished solely because any Indemnified Party is not entitled to indemnity hereunder. The obligations of the Company to the Indemnified Parties under this SECTION 10 shall survive (a) the payment of the Note (whether at maturity, by prepayment or acceleration or otherwise), (b) any transfer of the Note or any interest therein, (c) the termination of this Agreement or any Related Agreement and (d) the exercise and/or sale of the Primary Warrant (or any portion thereof) or the sale of the Primary Warrant Shares.

     10.3 INDEMNIFICATION PROCEDURES. Any Person entitled to indemnification under this SECTION 10 shall (a) give prompt written notice to the Company of any claim with respect to which it seeks indemnification and (b) permit the Company to assume the defense of such claim with counsel selected by the Company and reasonably acceptable to such Person; PROVIDED, HOWEVER, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the Company has agreed to pay such fees or expenses; (ii) the Company has failed to notify such Person in writing within ten (10) days of its receipt of such written notice of claim that it will assume the defense of such claim and employ counsel reasonably satisfactory to such Person; or (iii) in the judgment of any such Person, based upon the written advice of counsel, a conflict of interest may exist between such Person and the Company with respect to such claims (in which case, if the Person notifies the Company in writing that such Person elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of such Person). The Company will not be subject to any liability for any settlement made without its consent (but such consent may not be unreasonably withheld).
No Indemnified Party may, without the consent (which consent will not be unreasonably withheld) of the Company, consent to entry of any judgment or enter into any settlement which does not include as an


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

unconditional term thereof the giving by the claimant or plaintiff to the Company of a release from all liability in respect of such claim or litigation.

     10.4 CONTRIBUTION. If the indemnification provided for in this SECTION 10 is unavailable to the Purchaser or any other Indemnified Party in respect of any Losses, then the Company, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and such Indemnified Party on the other hand, in connection with the actions, statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and such Indemnified Party on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, either the Company or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this SECTION 10.4 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

11.  DEFAULTS AND REMEDIES.

     11.1 EVENTS OF DEFAULT.  An "Event of Default" occurs if:

          (a) The Company shall (i) fail to pay as and when due (whether at stated maturity, upon acceleration or required prepayment or otherwise) any principal on the Note, or (ii) fail to pay any interest, premium, if any, fees, costs, expenses or other amounts payable under this Agreement, the Note or any other Related Agreement within one (1) Business Day after the date due thereunder; or

          (b) The Company shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under this Agreement or any Related Agreement (other than as provided in SECTION 11.1(a)) and, if such breach or failure may be cured, such breach or failure shall not have been remedied within ten (10) Business Days after any officer of the Company or any of its Subsidiaries becomes aware or should have become aware of such failure or breach; or

          (c) Any representation or warranty made by the Company under, relating to or in connection with this Agreement or any Related Agreement shall be false or misleading when made; or


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

          (d) The Company or any of its Subsidiaries (i) shall default in the payment (whether at stated maturity, upon acceleration or required prepayment or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any other Indebtedness with a principal amount in excess of $100,000, or (ii) shall commit any breach of or default under any term of any agreement, indenture or instrument evidencing or governing any other Indebtedness, if the effect of such breach or default is to cause, or to permit the holder or holders of such other Indebtedness to cause (upon the giving of notice or the passage of time or both), such other Indebtedness to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance is made) prior to its stated maturity, unless such breach or default has been waived within ten (10) days following such breach or default by the Person or Persons entitled to give such waiver; or

          (e) Any material provision of any Related Agreement shall, for any reason, cease to be valid or enforceable in accordance with its terms, or shall be repudiated, revoked, renounced or terminated, including by operation of law; or

          (f) There shall be commenced against the Company or any of its Subsidiaries an involuntary case seeking the liquidation or reorganization of such Person under the Bankruptcy Code or any similar proceeding under any other Applicable Law or an involuntary case or proceeding seeking the appointment of a Custodian or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (i) any such Person consents to the institution of the involuntary case or proceeding; (ii) the petition commencing the involuntary case or proceeding is not timely controverted; (iii) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of sixty (60) days; or (iv) an order for relief shall have been issued or entered therein; or

          (g) The Company or any of its Subsidiaries shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Code or any similar proceeding under any other Applicable Law, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent or acquiesce to the appointment of, a Custodian or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due; or the Board of Directors of


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

any such Person (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

          (h) The Company or any of its Subsidiaries shall suffer any money judgments, writs, warrants of attachment or other orders that involve an amount or value in excess of $100,000, and such judgments, writs, warrants or other orders shall continue unsatisfied and unstayed for a period of thirty (30) days; or

          (i)  There shall occur a Material Adverse Change; or

          (j)  There shall occur a Change in Control; or

          (k) There shall occur any "Special Redemption Event" (as defined in the RISRS Indenture); or

          (l) The "LLCP Representative" (as such term is defined in the Investor Rights Agreement) shall be removed from the Board of Directors of the Company or, at any future election of directors, the LLCP Representative shall not be elected to such Board, and in each such case the Company shall not have caused any other LLCP Representative designated by LLCP to be elected or appointed as a member of such Board within five (5) days after LLCP shall have designated such other LLCP Representative (PROVIDED, HOWEVER, that the voluntary resignation of an LLCP Representative shall not be deemed to constitute an Event of Default under this clause (l)).

     The foregoing Events of Default shall be deemed to have occurred, respectively, and any adjustments in the interest rate under the Note or other remedies available to the Purchaser hereunder or thereunder shall begin to apply, at the following times: (i) in the case of the clause (a) above, as of 12:00 p.m. (noon) (Los Angeles time) on the day on which such payment is due but has not been paid; (ii) in the case of clause (b) above, as of the close of business on such tenth Business Day, if such breach or failure shall not have been cured, or as of the close of business on the day on which such breach or violation occurs, if such breach or failure cannot be cured; (iii) in the case of clause (c) above, as of the close of business on the day on which the Company first became aware, or should have become aware, that such representation or warranty was false or misleading when made; (iv) in the case of clause (d)(i) above, as of the close of business on the day on which such payment of principal or interest is due, or in the case of clause (d)(ii), as of the close of business on the tenth day following such breach or default if such breach or default has not been waived by the Person or Persons entitled to give such waiver; (v) in the case of clause (e) above, as of the close of business on the day such provision ceases to be enforceable or is repudiated, revoked, renounced or terminated; (vi) in the case of clause (h) above, as of the close of business on the last day of such thirty (30) day period if such judgment, writ, warrant or other order remains unsatisfied or unstayed; (vii) in


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

the case of clauses (f) and (g) above, immediately prior to the occurrence of any of the events enumerated therein; (viii) in the case of clause (i) above, immediately upon the occurrence of the Material Adverse Change occurs; (ix) in the case of clauses (j) or (k) above, immediately upon the occurrence of the Change in Control or the "Special Redemption Event," as the case may be; and (x) in the case of clause (l) above, as of the close of business on the last day of such five (5) day period if the Board of Directors shall not have elected or appointed such other LLCP Representative to such Board.

     11.2 ACCELERATION. If any Event of Default (other than an Event of Default specified in clause (f) or (g) of SECTION 11.1) occurs and is continuing, the Purchaser may, by written notice to the Company, declare all outstanding principal of, and accrued and unpaid interest on, the Note to be due and payable. Upon any such declaration of acceleration, such principal and interest shall become immediately due and payable. If an Event of Default specified in clause (f) or (g) of SECTION 11.1 occurs, all outstanding principal of, and accrued and unpaid interest on, the Note shall become immediately due and payable without any declaration or other act on the part of the Purchaser. The Company hereby waives all presentment for payment, demand, protest, notice of protest and notice of dishonor, and all other notices of any kind to which it may be entitled under Applicable Law or otherwise.

     11.3 OTHER REMEDIES. If any Default or Event of Default shall occur and be continuing, the Purchaser may proceed to protect and enforce its rights and remedies under this Agreement and any Related Agreement by exercising all rights and remedies available under this Agreement, any Related Agreement or Applicable Laws (including, without limitation, the Code), either by suit in equity or by action at law, or both, whether for the collection of principal of or interest on the Note, to enforce the specific performance of any covenant or other term contained in this Agreement or any Related Agreement. No remedy conferred in this Agreement upon the Purchaser is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     11.4 WAIVER OF PAST DEFAULTS. The Purchaser may, by written notice to the Company, waive any Default or Event of Default and its consequences with respect to this Agreement, the Note or any other Related Agreement; PROVIDED, HOWEVER, that no such waiver will extend to any subsequent or other Default or Event of Default or impair any rights of the Purchaser which may arise as a result of such Default or Event of Default.

12.  MISCELLANEOUS.

     12.1 NOTATIONS. Before disposing of the Notes or any portion thereof, the Purchaser shall make a notation thereon (or on a schedule attached thereto) of the amount of all principal payments previously made by the Company with respect thereto.


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

     12.2 CONSENT TO AMENDMENTS. No amendment, supplement or other modification to this Agreement or any Related Agreement shall be effective unless the same shall be in writing and signed by the Purchaser, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if, and only if, the Company shall have obtained the prior written consent of the Purchaser to such action or omission. No course of dealing between the Company or its Subsidiaries, on the one hand, and the Purchaser (or any other Holder), on the other hand, nor any delay in exercising any rights hereunder or under the Note or any other Related Agreement shall operate as a waiver of any rights of the Purchaser (or any other Holder).

     12.3 REGISTRATION OF NOTES; ASSIGNMENTS. The Company shall maintain at its principal executive office a register in which it shall register the Note (or Notes) and any Assignments thereof. Upon surrender at the Company's principal executive office of the Note for registration of any Assignment, the Company shall, at its expense and within three (3) Business Days of such surrender, execute and deliver one or more new notes of like tenor in the requested principal denominations and register such new note or notes in the register to be maintained by the Company. At the option of the Purchaser, the Note may be exchanged for one or more new notes of like tenor in the requested principal denominations.

     12.4 PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of any Assignment, the Company may treat the Person in whose name any Note is registered as the owner and Holder of such Note for all purposes whatsoever, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the Purchaser may from time to time grant participations in all or any part of the Note to any Person on such terms and conditions as may be determined by the Purchaser in its sole and absolute discretion. Notwithstanding anything to the contrary contained herein or otherwise, nothing in this Agreement or in any Related Agreement or otherwise shall confer upon the participant any rights in this Agreement or any other Related Agreement, and the Purchaser shall retain all rights with respect to the administration, waiver, amendment and enforcement of, compliance with and consent to the terms and provisions of this Agreement and the Related Documents, and the Purchaser may, without the consent of the participant, give or withhold its consent or agreement to any amendments to or modifications of this Agreement or any Related Agreement or any waiver of any of the provisions hereof or thereof or any consents in respect hereof or thereof, or exercise or refrain from exercising any other rights or remedies which the Purchaser may have under this Agreement, any Related Agreement or otherwise, except that the Purchaser will not give its agreement, without the prior written consent of the participant (which consent shall be given or affirmatively withheld not later than three (3) Business Days after the Purchaser's request therefor), (a) to reduce the principal of or rate of interest on the Note or (b) to postpone the date fixed for payment of principal of or interest on the Indebtedness evidenced by the Note. If the participant does not timely reply to the Purchaser's request for such consent, the participant shall be deemed to have consented to such agreement and the Purchaser may take such action in such manner as the Purchaser determines in the exercise of its independent business judgment.


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

     12.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements contained herein, or made in writing by or on behalf of the Company pursuant to or in connection herewith, shall survive the execution and delivery of this Agreement, the issuance, sale and delivery of the Securities, the repayment of the Note and the exercise of the Primary Warrant, and any due diligence or other investigation made by or on behalf of the Purchaser.

     12.6 ENTIRE AGREEMENT. This Agreement, together with the Exhibits, Schedules and ANNEX A, the Note and the other Related Agreements constitute the full and entire agreement and understanding between the Purchaser and the Company relating to the subject matter hereof and thereof, and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof, including, without limitation, the letter agreements dated September 29, 1998 and October 29, 1998, by and between the Company and the Purchaser.

     12.7 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

     12.8 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns. The Purchaser may assign to any Person this Agreement and any or all of its rights hereunder without the consent of the Company, and the assignee thereof shall be entitled to all of the rights so assigned to the same extent as if such assignee were an original party hereof.

     12.9 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               (i)  If to the Purchaser, at:

                    c/o Levine Leichtman Capital Partners, Inc.
                    335 North Maple Drive, Suite 240
                    Beverly Hills, CA 90210
                    Attention:  Arthur E. Levine, President
                    Telephone:     (310) 275-5335
                    Facsimile:     (310) 275-1441


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

                    WITH A COPY TO:

                    Riordan & McKinzie
                    695 Town Center Drive
                    Suite 1500
                    Costa Mesa, CA  92626
                    Attention:  James W. Loss, Esq.
                    Telecopy: (714) 433-2900

               (ii) If to the Company, at:

                    Consumer Portfolio Services, Inc.
                    16355 Laguna Canyon Road
                    Irvine, CA  92618
                    Attention: Charles E. Bradley, Jr., President
                    Telephone:     (949) 753-6800
                    Facsimile:     (949) 450-3951

                    WITH A COPY TO:

                    Troy & Gould
                    1801 Century Park East, Suite 1600
                    Los Angeles, CA 90067
                    Attention:  Lawrence P. Schnapp, Esq.
                    Telephone:     (310) 553-4441
                    Facsimile:     (310) 201-4746

or at such other address or addresses as the Purchaser or the Company, as the case may be, may specify by written notice given in accordance with this
SECTION 12.9.

     12.10 ACCOUNTING TERMS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them by GAAP and all accounting determinations hereunder or pursuant hereto shall be made, and all financial statements required to be delivered by the Company and its Subsidiaries hereunder shall be prepared in accordance with GAAP.

     12.11 DESCRIPTIVE HEADINGS; CONSTRUCTION AND INTERPRETATION. The descriptive headings of this Agreement are for convenience of reference only and do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement. All section, preamble, recital, exhibit, schedule, annex, addendum, clause and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all


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provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

     12.12 EXHIBITS AND DISCLOSURE SCHEDULES. The Exhibits and the Schedules are incorporated herein and shall be an integral part of this Agreement.

     12.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     12.14 ASSIGNMENTS OF NOTE. Subject to Applicable Laws, the Purchaser may, at any time and from time to time and without the consent of the Company, assign or transfer to one or more Persons the Note or any portion thereof (an "Assignment"), pursuant to the terms of the Note. After any Assignment of the Note or any portion thereof, the Holder or Holders that hold at least a majority in aggregate principal amount of the Note (or Notes) outstanding shall thereafter have the sole and exclusive right to enforce the rights of the Purchaser under this Agreement, including, without limitation, the right to consent to or waive any of the provisions of this Agreement.

     12.15 FEES AND EXPENSES. The Company shall pay all actual and estimated out-of-pocket costs and expenses of every type and nature (including, without limitation, fees and expenses of counsel, accounting fees and expenses, fees and expenses related to any due diligence investigation and all other deal-related costs and expenses) incurred by or on behalf of the Purchaser in connection with the preparation, negotiation, execution and delivery of this Agreement, the Note, the Primary Warrant and the other Related Agreements and the consummation of the transactions contemplated hereby (which costs and expenses may be withheld by the Purchaser from the proceeds of the Note) and, as directed by the Purchaser, the Company shall reimburse third party providers directly for any of such costs and expenses (which withholding and, as the case may be, such direct reimbursement, shall constitute payment in full of the Company's obligation with respect to such costs and expenses).

     12.16 GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Agreement and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the choice of law or conflicts of law principles thereof.

     12.17 PUBLICITY. Each party will consult with the other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make such other public announcement prior to such consultation, except as either party may determine is required under Applicable Laws or by obligations pursuant to any listing agreement with any national securities exchange or Nasdaq. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     12.18 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, THE PARTIES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS SECURITIES PURCHASE AGREEMENT AND/OR ANY RELATED AGREEMENT OR THE TRANSACTIONS COMPLETED HEREBY OR THEREBY.


                       [REST OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

                              PURCHASER

                              LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a California corporation

                                   On behalf of LEVINE LEICHTMAN CAPITAL
                                   PARTNERS II, L.P., a California limited
                                   partnership

                                   By:     /s/ Lauren B. Leichtman
                                      -------------------------------------
                                           Lauren B. Leichtman
                                           Chief Executive Officer

                              COMPANY

                              CONSUMER PORTFOLIO SERVICES, INC.,
                              a California corporation


                                   By:  /s/ Charles E. Bradley, Jr.
                                       --------------------------------
                                        Charles E. Bradley, Jr.
                                        President and Chief Executive Officer


                                   By:  /s/ Jeffrey P. Fritz
                                       --------------------------------
                                        Jeffrey P. Fritz
                                        Senior Vice President and Chief
                                        Financial Officer

                             ADDENDUM REGARDING STANWICH

     The undersigned has reviewed this Agreement and understands its terms and conditions. Furthermore, the undersigned hereby agrees to the terms of, and to be bound by, the provisions of SECTION 8.24 of this Agreement as if the undersigned were a party to this Agreement for all purposes.

                                   STANWICH FINANCIAL SERVICES CORP.,
                                   a Rhode Island corporation


                              By:     /s/ Charles E. Bradley, Sr.
                                 -----------------------------------------------
                              Name:   Charles E. Bradley, Sr.
                                   ---------------------------------------------
                              Title:  President
                                    --------------------------------------------

                                       ANNEX A

                     FINANCIAL COVENANTS AND RELATED DEFINITIONS


(a)  MAXIMUM MONTHLY RECEIVABLE ORIGINATIONS.

     For each calendar month, commencing with the calendar month ending December 31, 1998 through the calendar month ending December 31, 1999, the monthly average of Automobile Contract originations by the Company and its Subsidiaries over the three (3) month period ending at the end of such calendar month shall not exceed $70,000,000.

(b)  MAXIMUM MONTHLY OPERATING EXPENSES.

     For each calendar month, commencing with the calendar month ending December 31, 1998 through the calendar month ending December 31, 1999, the monthly average of Operating Expenses incurred by the Company and its Subsidiaries over the three (3) month period ending at the end of such calendar month shall not exceed $6,000,000.

(c)  MAXIMUM CAPITAL EXPENDITURES.

     From and after the Closing Date, the Company and its Subsidiaries shall not incur Capital Expenditures during any fiscal year in excess of the amount set forth opposite such period below:

                                                        Maximum Capital
                Fiscal Year Ended                         Expenditures
----------------------------------------------     -------------------------
December 31, 1998 . . . . . . . . . . . . . .              $3,500,000
Each fiscal year thereafter . . . . . . . . .              $1,500,000

(d)  MINIMUM QUARTERLY NET INCOME.

     From and after the Closing Date, the Company and its Subsidiaries shall achieve Net Income of equal to or greater than $0 for each fiscal quarter.

(e)  MAXIMUM PAYABLES OVER 60 DAYS PAST DUE.

     The Company and its Subsidiaries shall not permit the sum of all trade payables which are sixty (60) days past due at the end of any given month to exceed $500,000.


                                     Annex A - 1

(f)  SECURITIZATION CREDIT TRIGGERS.

     The Servicer shall not permit the Average Delinquency Ratio, the Cumulative Default Rate or the Cumulative Net Loss Rate of any Securitization Transaction to exceed the levels opposite the monthly periods set forth below:


   MONTHS FROM           AVERAGE
   CLOSING THE         DELINQUENCY         CUMULATIVE        CUMULATIVE NET
 SECURITIZATION           RATIO           DEFAULT RATE         LOSS RATE
----------------     --------------     ---------------     ----------------
      1 - 3              10.00%              3.33%               2.00%
      4 - 6              10.00%              8.33%               5.00%
      7 - 9              10.00%             11.67%               7.00%
     10 - 12             10.00%             15.00%               9.00%
     13 - 15             10.00%             18.33%              11.00%
     16 - 18             10.00%             21.67%              13.00%
     19 - 21             10.00%             24.25%              14.55%
     22 - 24             10.00%             26.67%              16.00%
     25 - 27             10.00%             28.75%              17.25%
     28 - 30             10.00%             30.42%              18.25%
     31 - 33             10.00%             32.08%              19.25%
     34 - 36             10.00%             33.41%              20.05%
     37 - 39             10.00%             34.58%              20.75%
     40 - 42             10.00%             35.25%              21.15%
     43 - 45             10.00%             35.83%              21.50%
     46 - 48             10.00%             36.44%              21.86%
     49 - 51             10.00%             36.78%              22.07%
     52 - 54             10.00%             36.99%              22.20%
     55 - 57             10.00%             37.10%              22.26%
     58 - 60             10.00%             37.13%              22.28%

(g)  AMOUNT IN REPOSSESSION

     The aggregate amount attributable to repossessed automobiles (where such repossessions were by or at the Company's or at its Subsidiary's direction) shall not exceed five percent (5%) of the aggregate Gross Principal Balance of all Automobile Contracts owned or serviced by the Company or its Subsidiaries.

(h)  AMOUNT OF DEFERRAL OR EXTENSION

     The aggregate number of accounts with respect to which the Company grants a deferral or extension in any month shall not exceed two percent (2%) of the aggregate number of


                                     Annex A - 2

Automobile Contracts owned or serviced by the Company or its Subsidiaries as of that month's end.

(i)  AMOUNT OF CUMULATIVE DEFERRAL OR EXTENSION

     The cumulative number of accounts with respect to which the Company and its Subsidiaries have granted a deferral or extension shall not exceed eighteen percent (18.0%) of the aggregate number of Automobile Contracts owned or serviced by the Company and its Subsidiaries as of that month's end.


(j) DEFINITIONS. For purposes of this ANNEX A only, the following capitalized terms shall have the meanings set forth below. To the extent that any such capitalized terms are also defined in SECTION 1 of the Securities Purchase Agreement, the meanings set forth below shall govern for purposes of this ANNEX
A:

     "AGGREGATE PRINCIPAL BALANCE" shall mean, with respect to any Determination Date and any Securitization Transaction, the sum of the Automobile Principal Balances (computed as of the end of the related Collection Period) for all Automobile Contracts (other than (i) any Liquidated Contract and (ii) Purchased Contract).

     "AMOUNT FINANCED" shall mean, with respect to an Automobile Contract, the aggregate amount advanced under such Automobile Contract toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

     "AUTOMOBILE CONTRACT DEBTOR" shall mean, with respect to any Automobile Contract, any purchaser or co-purchaser of any Financed Vehicle and any other Person who owes payments under such Automobile Contract.

     "AUTOMOBILE CONTRACTS" shall mean retail installment sale contracts for a Financed Vehicle which are owned by the Company or its Subsidiaries.

     "AUTOMOBILE PRINCIPAL BALANCE" shall mean, with respect to any Automobile Contract, as of the close of business on the last day of a Collection Period, the Amount Financed minus the sum of the following amounts without duplication:
(i) in the case of a Rule of 78's Automobile Contracts, that portion of all Scheduled Payments actually received on or prior to such day allocable to principal using the actuarial or constant yield method; (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to such day allocable to principal using the Simple Interest Method; (iii) any payment of the Purchase Amount with respect to the Automobile Contract allocable to principal; (iv) any Cram Down Loss in respect of such Automobile Contract; and (v) any prepayment in full or any


                                     Annex A - 3
partial prepayment applied to reduce the Automobile Principal Balance of the Automobile Contract.

     "AVERAGE DELINQUENCY RATIO" shall mean, with respect to any Securitization Transaction and any Determination Date, the arithmetic average of the Delinquency Ratios for such Determination Date and the two immediately preceding Determination Dates.

     "CAPITAL EXPENDITURES" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued) of the Company and its Subsidiaries made during such period, including all Capital Lease Obligations for property, plant and equipment (other than repairs), other fixed assets and improvements, or for replacements, substitutions or additions thereto, that are required to be capitalized on the consolidated balance sheet of the Company in accordance with GAAP.

     "COLLATERAL COVERAGE RATIO" shall mean, with respect to any period, a fraction, expressed as a percentage, the numerator which is equal to aggregate cash balance in all cash collateral accounts or other escrow or reserve accounts established in connection with any Securitization Transaction, and the denominator of which is equal to the principal balance of the Note.

     "COLLECTION PERIOD" shall mean (i) with respect to the first Payment Date, the period commencing at the close of business on the Initial Cut-Off Date and ending at the close business on the last day of the then current month, and (ii) with respect to each Subsequent Payment Date, the preceding calendar month. Any amount stated "as of the close of business of the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections and
(ii) all distributions.

     "CRAM DOWN LOSSES" shall mean, with respect to an Automobile Contract, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on an Automobile Contract or otherwise modifying or restructuring Scheduled Payments to be made on an Automobile Contract, an amount equal to such reduction in the net present value (using as the discount rate the lower of the contract rate or the rate of interest specified by the court in such order) of the Scheduled Payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date such order is entered.

     "CUMULATIVE DEFAULT RATE" shall mean, with respect to any Securitization Transaction and with respect to any Determination Date, the fraction, expressed as a percentage, the numerator of which is equal to the Aggregate Principal Balance of all Automobile Contracts which became Defaulted Contracts from the Cut-Off Date as of the close of business at the end of the related Collection Period and the denominator of which is equal to the sum of (a) the original Aggregate Principal Balance of all Automobile Contracts as of the Cut-Off Date plus (b) the Aggregate Principal Balance of all Subsequent Contracts conveyed to such Securitization

                                     Annex A - 4

Transaction (determined as of the respective Subsequent Cut-Off Dates) through the last day of the related Collection Period.

     "CUMULATIVE NET LOSS RATE" shall mean, with respect to any Securitization Transaction and with respect to any Determination Date, the fraction, expressed as a percentage, the numerator of which is equal to the amount, if any, by which (a) the sum of (i) the Automobile Principal Balance of all Automobile Contracts which became Liquidated Contracts as of the end of the related Collection Period since the Cut-Off Date, plus accrued and unpaid interest thereon at the applicable Annual Percentage Rate to the end of the related Collection Period, plus (ii) the aggregate of all Cram Down Losses that occurred as of the end of the related Collection Period since the Cut-Off Date, exceeds (b) the Net Liquidation Proceeds received as of the end of the related Collection Period since the Cut-Off Date in respect of all Liquidated Contracts and the denominator of which is equal to the sum of (i) the original Aggregate Principal Balance of all Automobile Contracts as of the Cut-Off Date plus (ii) the Aggregate Principal Balance of all Subsequent Contracts conveyed to such Securitization Transaction (determined as of the respective Subsequent Cut-Off Dates) through the last day of the related Collection Period.

     "CUT-OFF DATE" shall mean the date upon which (i) money received under Automobile Contracts sold in any Securitization Transactions becomes payable to the trustee or similar Person with respect to the relevant Securitization Transaction Documents (including, without limitation, principal prepayments relating to scheduled payments), and (ii) all Net Liquidation Proceeds received with respect to such Automobile Contracts.

     "DEFAULTED CONTRACTS" shall mean any Automobile Contracts with respect to which (i) any Automobile Contract Debtor has failed to make more than 90% of a Scheduled Payment of more than ten dollars for 180 days or more, (ii) the Servicer has repossessed the Financed Vehicle (and any applicable redemption period has expired), or (iii) the Servicer has determined in good faith that payments under the Automobile Contracts are not likely to be resumed.

     "DELINQUENCY AMOUNT" shall mean, with respect to any Securitization Transaction, as of any Determination Date, the sum of the Automobile Principal Balance and Unearned Interest with respect to all Automobile Contracts with respect to which any Automobile Contract Debtor has failed to make more than 90% of a Scheduled Payment of more than ten dollars for 30 days or more as of the close of business on the last day of the related Collection Period or that became a Purchased Contract as of the close of business on the last day of the related Collection Period and with respect to which as of such date an Automobile Contract Debtor has failed to make more than 90% of a Scheduled Payment of more than ten dollars for 30 days or more.

     DELINQUENCY RATIO" shall mean, with respect to any Securitization Transaction, as of any Determination Date, the fraction (expressed as a percentage) computed by dividing (a) the Delinquency Amount by (b) the sum of the (i) Aggregate Principal Balance and (ii) Unearned Interest with respect to all Automobile Contracts as of the close of business on the last day of the related Collection Period.


                                     Annex A - 5

     "DETERMINATION DATE" shall mean the earlier of (i) the seventh Business Day of each calendar month and (ii) the fifth Business Day preceding the related Payment Date.

     "FINANCED VEHICLE" shall mean a new or used automobile, light truck, van or minivan, together with all accessions thereto, securing any Automobile Contract Debtor's indebtedness under an Automobile Contract.

     "GROSS PRINCIPAL BALANCE" shall mean the outstanding principal balance of the Automobile Contracts plus Unearned Interest.

     "INITIAL CUT-OFF DATE" shall mean the first Cut-Off Date of any Securitization Transactions.

     "LIQUIDATED CONTRACTS" shall mean any Automobile Contract (i) which has been liquidated by the Servicer through the sale of the Financed Vehicle or
(ii) for which the related Financed Vehicle has been repossessed and 120 days have elapsed since the date of such repossession or (iii) as to which an Automobile Contract Debtor has failed to make more than 90% of a Scheduled Payment of more than ten dollars for 180 or more days as of the end of a Collection Period or (iv) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Automobile Contract.

     "NET INCOME" shall mean, with respect to any period, net income after provision for income taxes for such period, as determined in accordance with GAAP and reported on the financial statements for such period.

     "NET LIQUIDATION PROCEEDS" shall mean, with respect to any Securitization Transaction, as to any Liquidated Contract, all amounts realized with respect to such Automobile Contract net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Automobile Contract and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Automobile Contract Debtor on such Automobile Contract; PROVIDED, HOWEVER, that the Net Liquidation Proceeds with respect to any Automobile Contract shall in no event be less than zero.

     "OPERATING EXPENSES" shall mean, with respect to any period, expenses for such period, as determined in accordance with GAAP and reported on the financial statements for such period, excluding the following expense items for such period: (i) Securitization Transaction expenses, (ii) provision for credit losses, (iii) interest, (iv) depreciation, (v) amortization and (vi) provision for income taxes.

     "PAYMENT DATE" shall mean, with respect to each Collection Period, the 15th day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day.


                                     Annex A - 6

     "PURCHASED CONTRACT" shall mean an Automobile Contract purchased as of the close of business on the last day of a Collection Period by the Servicer.

     "SCHEDULED PAYMENT" shall mean, with respect to any Collection Period for any Automobile Contract, the amount set forth in such Automobile Contract as required to be paid by the Automobile Contract Debtor in such Collection Period (without giving effect to deferments of payments or any rescheduling of payments in any insolvency or similar proceedings).

     "SECURITIZATION TRANSACTIONS" shall mean any past, present or future transactions completed or to be completed by the Company and its Subsidiaries involving the pooling and sale of Automobile Contracts.

     "SERVICING PORTFOLIO" shall mean all Automobile Contracts currently being serviced by the Servicer.

     "SUBSEQUENT CONTRACTS" shall mean Automobile Contracts sold to any existing Securitization Transactions existing at the time of such sale after the Initial Cut-Off Date with respect to that Securitization Transaction.

     "SUBSEQUENT CUT-OFF DATES" shall mean any Cut-Off Date after the Initial Cut-Off Date with respect to any Securitization Transaction.

     "SERVICER" shall mean the Company, as the servicer of Automobile Contracts, and each successor Servicer.

     "UNEARNED INTEREST" shall mean, with respect to any Automobile Contract as of any Determination Date, all interest on such Automobile Contract which is unpaid as of such Determination Date, whether or not such interest is due.


                                     Annex A - 7